2010
2020	NestEgg Target Date Funds
2030
2040

March 1, 2010 Prospectus

March 1, 2010

Prospectus

	Institutional Class	Class A	Class C
	(Ticker/CUSIP)	(Ticker/CUSIP)	(Ticker/CUSIP)
NestEgg 2010 Fund	NECSX	NECPX	NECNX
	026762849	026762831	026762674
NestEgg 2020 Fund	NETWX	NETPX	NEDJX
	026762799	026762781	026762658
NestEgg 2030 Fund	NETHX	NEHPX	NEDVX
	026762773	026762765	026762641
NestEgg 2040 Fund	NEFYX	NEFPX	NEJVX
	026762757	026762740	026762633

NOT FDIC Insured. May lose value. No bank guarantee.

The Securities and Exchange Commission has not approved or disapproved of these securities. Further, it has not determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

American Independence Financial Services, LLC is a limited liability company.

The Notice of Privacy Policy and Practices of the Funds is included with this Prospectus, but is not considered to be a part of the Prospectus.

Inside This Prospectus

The Fund Summaries for each Fund include (1) Investment Objectives/Goals; (2) Fees and Expenses of the Fund; (3) Principal Investment Strategies, Risks and Performance; (4) Portfolio Management; (5) Purchase and Sale Information; (6) Tax Information and (7) Financial Intermediary Compensation.

FUND SUMMARY – NESTEGG 2010 FUND

FUND SUMMARY – NESTEGG 2020 FUND

FUND SUMMARY – NESTEGG 2030 FUND

FUND SUMMARY – NESTEGG 2040 FUND

MORE ABOUT THE FUNDS

Additional Information About the Funds’ Investment Strategies

Related Risks

Fund Management

INVESTING WITH THE FUNDS

Choosing a Class of Shares

Opening an Account

Exchanging Shares

Redeeming From Your Account

Other Shareholder Servicing Information

Calculating Share Price

Distribution and Service (12b-1) Fee Plan

Dividends, Distributions and Taxes

FINANCIAL HIGHLIGHTS

SERVICE PROVIDERS

NOTICE OF PRIVACY POLICY & PRACTICES

ADDITIONAL INFORMATION

NestEgg 2010 Fund

FUND SUMMARY – NESTEGG 2010 FUND

Investment Objectives/Goals.

The objective of the NestEgg 2010 Fund is to obtain the highest total return over time consistent with an emphasis on capital growth and income.

This Fund may interest investors who have short to medium time horizons, or investors who may be saving for a particular goal in life and may need to withdraw a substantial portion of their investment in, or around, the year 2010.

Fees and Expenses of the Fund.

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You may qualify for sales charge discounts on purchases of Class A shares if you and your family invest, or agree to invest in the future, at least $50,000 in the Fund.  More information about these and other discounts is available from your financial professional and in “Investing With The Fund” starting on page ___ of the Fund’s Prospectus.

The table does not reflect charges that may be imposed in connection with an account through which you hold Fund shares. A broker dealer or financial institution maintaining an account through which you hold fund shares may charge separate account, service or transaction fees on the purchase or sale of Fund shares that would be in addition to the fees and expenses shown here.

Institutional Class Shares	Class A Shares	Class C Shares

Shareholder Fees (fees paid directly from your investment)

Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	4.75%	None
Maximum Deferred Sales Charge (Load) (as a percentage of the Net Asset Value purchase)	None	None(1)	1.00%(2)
Redemption Fee	None	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Management Fee	0.60%	0.60%	0.60%
Distribution (12b-1) and Service Fees	None	0.50%(3)	1.00%
Other Expenses(4)	1.77%	1.77%	1.77%
Acquired Fund Fees and Expenses(4)(5)	0.00%	0.00%	0.00%
Total Annual Fund Operating Expenses	2.37%	2.87%	3.37%
Fee Waivers and Expense Reimbursements(6)	-1.72%	-1.72%	-1.72%
Net Expenses(6)	0.65%	1.15%	1.65%

(1)     Class A shares that are purchased in amounts of $1,000,000 or more will be assessed a 1.0% CDSC if they are redeemed within one year of the date of purchase and a 0.50% CDSC if redeemed after the first year and within the second year.

(2)     Class C shares will be assessed a 1.00% CDSC if redeemed within one year of date of purchase.

(3)     The Board approved a Rule 12-b1 plan with a 0.25% distribution fee for Class A. In addition, the Board approved a Shareholder Services Plan for Class A shares which would provide for a fee paid monthly at an annual rate of up to 0.25%.

(4)     Other Expenses and Acquired Fund Fees and Expenses are based on estimated amounts for the current fiscal year restated.

(5)     The Fund is required to disclose “Acquired Fund Fees and Expenses” in the above fee table.  Acquired Fund Fees and Expenses are indirect fees that funds incur from investing in the shares of other mutual funds (“Acquired Fund(s)”).  The indirect fee represents a pro rata portion of the cumulative expenses charged by the Acquired Fund.  Acquired Fund Fees and Expenses are reflected in the Acquired Fund’s net asset value.  Without Acquired Fund Fees and Expenses, the Total Annual Fund Operating Expenses would have been 2.37%, 2.87% and 3.37% for the Institutional Class Shares, Class A Shares and Class C Shares, respectively.

(6)     AIFS has contractually agreed to reduce the management fee and reimburse expenses until March 1, 2011 in order to keep the Total Annual Fund Operating Expenses at 0.65% of the Fund’s average net assets for the Institutional Class Shares, 1.14% of the Fund’s average net assets for the Class A Shares and 1.65% of the Fund’s average net assets for the Class C Shares. The contractual expense limitation does not apply to “Acquired Fund Fees and Expenses.”  The Adviser is permitted to seek reimbursement from the Fund, subject to limitations, for fees it waived and Fund expenses it paid in any fiscal year of the Fund over the following three fiscal years, as long as the reimbursement does not cause the Fund’s operating expenses to exceed the expense cap.

Example

Based on the costs above, this example helps you compare the expenses of each share class with those of other mutual funds. The example assumes the expenses above remain the same. It also assumes that you invested $10,000, earned 5% annual returns and reinvest all dividends and distributions. This is only an example; actual expenses may be different.

Because this example is hypothetical and for comparison only, your actual costs will be different.

	1 Year	3 Year	5 Year	10 Year
Institutional Class Shares	$66	$574	$1,109	$2,574
Class A Shares	$587	$1,167	$1,772	$3,400
Class C Shares	$271	$876	$1,607	$3,542

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or "turns over" its portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in the annual fund operating expenses or in the Example, affect the Fund's performance.  As of October 31, 2009, the NestEgg 2010 Fund’s portfolio turnover rate was 210%.

Principal Investment Strategies, Risks and Performance.

Principal Strategies.  The Fund will pursue its objective by investing in a diversified portfolio of stocks, bonds, and cash. The Fund’s allocation between stocks, bonds, and cash will change over time in relation to its target retirement date. Although the Adviser does not currently intend to do so, at some time in the future, the Fund may also seek to achieve its objective by investing in a set of underlying Master Portfolios each representing various asset classes and sectors which are representative of the Indexes the Fund seeks to replicate. If the Fund was to do this, it would bear a portion of the underlying portfolio’s expenses. Shareholders would be notified in advance in the event the Fund was to achieve its objective by investing through master portfolios.

Fund Asset Allocation – as of November 30, 2009

Main types of securities the Fund may hold:

>        Common stocks of companies traded on major stock exchanges

>        Fixed income securities

>        Short term money market securities

>        Exchange-traded funds (“ETFs”); To the extent the Fund invests in ETFs the Fund will pay the proportionate share of the underlying expenses of the ETF

>        Derivatives, such as options and futures

>    Foreign securities

>    Securities lending

Principal Risks.  Before investing in the Fund, you should carefully consider your own investment goals, the amount of time you are willing to leave your money invested and the amount of risk you are willing to take.  The Fund is subject to management risk and may not achieve its objective if the adviser’s expectations regarding particular securities or markets are not met. A summary of the principal risks of investing in the Fund can be found below.

Stock Market Risk.  Stock prices change daily, and may rise or fall in response to business, political, or economic news. Declines in the market may occur rapidly or slowly, and may be short- or long-lived. The Fund’s share price changes with the value of the Fund’s securities, and when you sell shares they may be worth more or less than what you paid for them.

Style Risk.  Growth stocks and value stocks tend to perform differently in different markets. Because the Fund invests in both types of stocks, its performance may lag whichever category performs best during a given period.

Mid- and Small-Cap Risk.  Because midsized and small companies tend to have limited business lines, financial resources, and competitive advantages compared to larger companies, their stock prices tend to fluctuate more than those of larger companies, and may move in a different direction than the broader market. Shares of small companies in particular may be thinly traded, making them potentially less easy to buy or sell at a desired time or price. Rising interest rates and changes in key personnel may hurt small businesses more than large ones.

Interest Rate Risk.  When interest rates rise, market prices of bonds generally fall, which could hurt the total return of the Fund’s bond allocation. Debt and money market securities have varying levels of sensitivity to changes in interest rates. In general, the price of a debt or money market security can fall when interest rates rise and can rise when interest rates fall. Securities with longer maturities, mortgage securities, and the securities of issuers in the financial services sector can be more sensitive to interest rate changes. In other words, the longer the maturity of a security, the greater the impact a change in interest rates could have on the security’s price.

Credit Risk.  The Fund’s bond allocation could perform poorly if the credit quality of its bonds declines, or if a bond goes into default. Hard economic times, corporate malfeasance, and incorrect assessment of risks are among the types of factors that could cause a decline in credit quality.

Derivatives Risk.  Derivatives, including futures and options, could produce losses that are substantially greater than the amount invested. Derivatives could also add to the Fund’s expenses or eliminate some opportunities for gains. With some derivatives, there is also a risk that the Fund could lose money if the counterparty to the derivative fails to honor its contractual obligation.

Diversification Risk.  A Fund may invest a large percentage of its assets in the securities of a smaller number of issuers or industries. This vulnerability to factors affecting a single investment can result in greater Fund losses and volatility.

Foreign Investment Risk.  A fund that invests in foreign securities is subject to risks such as fluctuation in currency exchange rates, market illiquidity, price volatility, high trading costs, difficulties in settlement, regulations on stock exchanges, limits on foreign ownership, less stringent accounting, reporting and disclosure requirements, limited legal recourse and other considerations. In the past, equity and debt instruments of foreign markets have had more frequent and larger price changes than those of U.S. markets. The willingness and ability of sovereign issuers to pay principal and interest on government securities depends on various economic factors, including the issuers’ balance of payments, overall debt level, and cash flow from tax or other revenues

Short Sale Risk.  The Fund is subject to short sale risk. Short selling shares of ETFs may result in the Fund's investment performance suffering if it is required to close out a short position earlier than it had intended. This would occur if the lender required the Fund to deliver the securities it borrowed at the commencement of the short sale and the Fund was unable to borrow the securities from other securities lenders. Furthermore, until the Fund replaces a security borrowed, or sold short, it must pay to the lender amounts equal to any dividends that accrue during the period of the short sale. The Board of Trustees (the "Board of Trustees") has considered the Fund's short sales strategy and its attendant risks and has determined that the strategy does not impair the Fund's ability to meet redemptions or meet other regulatory requirements. The Board of Trustees has adopted policies and procedures, and regularly reviews the adequacy of those policies and procedures, to ensure that the Fund's short positions are continuously monitored, comply with regulatory requirements and are in the best interests of the Fund's shareholders.

Management Risk.  The Fund’s performance could be hurt if the Funds’ management improperly executes the Funds’ strategies.

Repurchase Agreement Risk.  Repurchase agreements carry the risk that the other party may not fulfill its obligations under the agreement. This could cause the value of your investment in a Fund to decline.

Securities Lending Risk.  To earn additional income, the Funds may lend their securities to qualified financial institutions. Although these loans are fully collateralized, a Fund’s performance could be hurt if a borrower defaults or becomes insolvent, or if the Fund wishes to sell a security before its return can be arranged.

The Board of Trustees has approved Securities Lending Agreements with the Custodians. Net revenue from securities lending activity will be used to offset the Funds’ custodian expenses and to pay the cost of other operating expenses for the Funds. The net cost of the Funds’ operating expenses less the net securities lending revenue will be used to calculate the Funds’ expense limitations

The Fund is “diversified” under the Investment Company Act of 1940, as amended (the “1940 Act”).

Investments in the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank and are not insured or guaranteed by the FDIC, the Federal Reserve Board or any other government agency.

You could lose money if you sell when the Fund’s share price is lower than when you invested.

More information about fund risks, including additional risk factors not discussed above, is included in Fund Details and the fund's Statement of Additional Information.

Past Performance.  The bar chart and the table listed below give some indication of the risks of an investment in the Fund by showing in the bar chart how the NestEgg 2010 Fund performed from year to year and by comparing in the table the Fund’s performance over time to that of the Standard and Poor's ("S&P") Global Broad Market Index ("BMI") and the Barclays Capital U.S. Treasury Index. The S&P BMI is a comprehensive, rules-based index designed to measure global stock market performance. The S&P BMI covers approximately 11,000 companies in 46 countries. The Barclays Capital U.S. Treasury Index is an unmanaged index reflecting the performance of all public obligations and does not focus on one particular segment of the Treasury market.

Pursuant to an agreement and plan of reorganization, the Fund acquired the assets and liabilities of the NestEgg Capital Preservation Fund (the “predecessor fund”) on March 2, 2006. As a result of the reorganization, the Fund will carry forward the performance history of the predecessor fund, as the predecessor fund is the accounting survivor. The performance of the Institutional Class shares of the Fund includes the performance of the predecessor fund’s Service Class shares prior to the reorganization, but has not been restated to reflect differences in expenses. If the performance had been adjusted to reflect all differences in expenses, the performance of the Fund would be higher. The predecessor fund offered a class of shares similar to the Fund’s Class A shares known as Premium Class. The performance of the Class A shares of the Fund includes the performance of the predecessor fund’s Premium Class shares prior to the reorganization. The performance of the predecessor fund’s Premium Class shares prior to commencement of operations on November 1, 2002 includes the performance of the predecessor fund’s Service Class shares. Such performance has been restated to reflect differences in any applicable sales charges (but not differences in expenses). If the performance had been adjusted to reflect all differences in expenses, the performance of the Fund would be lower.

For the period from November 1, 2002 through the date of reorganization, the predecessor fund operated as a “fund of funds.” Prior to November 1, 2002, the predecessor fund operated under a “master-feeder” structure.

The returns for the Institutional Class will differ from Class A and Class C shares because of differences in the expenses of each class.

Of course, past performance (before and after taxes) does not indicate how the Fund will perform in the future. Both the bar chart and the table assume reinvestment of dividends and distributions and reflect voluntary and contractual fee reductions. Without such fee reductions, the Fund’s performance would have been lower.

(1)     These figures are for the year ended December 31 of each year.

Best quarter:	6.55%	Q2 2003
Worst quarter:	(4.76)%	Q3 2008

AVERAGE ANNUAL TOTAL RETURNS For the Period Ending December 31, 2009
	1 Year	5 Years	Since Inception(1)
Institutional Class Shares
Return Before Taxes(2)	___%	___%	___%
Return After Taxes on Distributions(2)	___%	___%	___%
Return After Taxes on Distribution and sale of shares(2)	___%	___%	___%
Class A Shares (Return Before Taxes)(3)(4)	___%	___%	___%
Class C Shares (Return Before Taxes)(3)(4)	___%	___%	___%
S&P Global Broad Market Index(5)	___%	___%	___%
Barclays Capital U.S. Treasury Index(5)	___%	___%	___%
Dow Jones Target 2010 Index(5)(6)	___%	___%	___%

(1)     Reflects the inception date of the predecessor fund, which was January 4, 1999.

(2)     After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

(3)     These figures reflect deduction of sales charges.

(4)     After-tax returns for Class A and Class C Shares, which are not shown, will vary from those shown for Institutional Class Shares.

(5)     Indices do not reflect the deduction for fees, expenses or taxes.

(6)     Prior to November 1, 2008, the Fund tracked the performance of the Dow Jones Target 2010 Index.

Portfolio Management.

Investment Adviser. The investment adviser for the Fund is American Independence Financial Services, LLC (“AIFS” or the “Adviser”).

Manager Name	Primary Title	Managed the Fund Since
T. Kirkham Barneby	Chief Strategist & Portfolio Manager, Taxable Fixed Income	2008
John Holmgren	Chief Investment Officer, Equities	2008
Michael Holmgren	Assistant Portfolio Manager	2008
Frank Vallario	Portfolio Manager	2008

For additional information about the Adviser and portfolio managers, please refer to the Fund Management section starting on page ___ of this Prospectus.  For more information regarding portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the Funds they manage, please consult the SAI.

Purchase and Sale Information.

Purchase minimums

	Institutional Class Shares	Class A Shares	Class C Shares
Initial Purchase	$3,000,000	$2,000	$2,000
Subsequent Purchases	$5,000	$250	$250

How to purchase shares

•   through Foreside Distribution Services, LP (the “Distributor”)

•   through banks, brokers and other investment representatives

•   by completing an application and sending a check to the Fund at the address below (an application can be obtained through the Fund’s website at www.aifunds.com or by calling (888) 266-8787):

American Independence Funds
P.O. Box 8045
Boston, MA 02266-8045

Shares of the Fund may not be available for sale in all states. Consult your investment representative or institution for specific information.

Orders received by your broker or Service Organization for the Fund in proper order prior to the determination of net asset value and transmitted to the Fund prior to the close of its business day which is currently 4:00 p.m. Eastern Time, will become effective that day.

How to redeem shares

In general, you may redeem shares on any business day:

•   through Foreside Distribution Services, LP (the “Distributor”)

•   through banks, brokers and other investment representatives

•   by calling (888) 266-8787 or by writing to the Fund at the address below:

American Independence Funds
P.O. Box 8045
Boston, MA 02266-8045

Tax Information.

The Fund intends to make distributions that may be taxed as ordinary income or capital gains, except when your investment is in an IRA, 401(k) plan or other tax-advantaged investment plan.

Financial Intermediary Compensation.

If you purchase the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s Web site for more information.

NestEgg 2020 Fund

FUND SUMMARY – NESTEGG 2020 FUND

Investment Objectives/Goals.

The objective of the NestEgg 2020 Fund is to obtain the highest total return over time consistent with an emphasis on capital growth and income.

This Fund may interest investors who seek long-term total return from a balanced portfolio, or investors who may be saving for a particular goal in life and may need to withdraw a substantial portion of their investment in, or around, the year 2020.

Fees and Expenses of the Fund.

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You may qualify for sales charge discounts on purchases of Class A shares if you and your family invest, or agree to invest in the future, at least $50,000 in the Fund.  More information about these and other discounts is available from your financial professional and in “Investing With The Fund” starting on page ___ of the Fund’s Prospectus.

The table does not reflect charges that may be imposed in connection with an account through which you hold Fund shares. A broker dealer or financial institution maintaining an account through which you hold fund shares may charge separate account, service or transaction fees on the purchase or sale of Fund shares that would be in addition to the fees and expenses shown here.

Institutional Class Shares	Class A Shares	Class C Shares

Shareholder Fees (fees paid directly from your investment)

Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	4.75%	None
Maximum Deferred Sales Charge (Load) (as a percentage of the Net Asset Value purchase)	None	None(1)	1.00%(2)
Redemption Fee	None	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Management Fee	0.60%	0.60%	0.60%
Distribution (12b-1) and Service Fees	None	0.50%(3)	1.00%
Other Expenses(4)	1.08%	1.08%	1.08%
Acquired Fund Fees and Expenses(4)(5)	0.00%	0.00%	0.00%
Total Annual Fund Operating Expenses	1.68%	2.18%	2.68%
Fee Waivers and Expense Reimbursements(6)	-1.01%	-1.01%	-1.01%
Net Expenses(6)	0.67%	1.17%	1.67%

(1)     Class A shares that are purchased in amounts of $1,000,000 or more will be assessed a 1.0% CDSC if they are redeemed within one year of the date of purchase and a 0.50% CDSC if redeemed after the first year and within the second year.

(2)     Class C shares will be assessed a 1.00% CDSC if redeemed within one year of date of purchase.

(3)     The Board approved a Rule 12-b1 plan with a 0.25% distribution fee for Class A. In addition, the Board approved a Shareholder Services Plan for Class A shares which would provide for a fee paid monthly at an annual rate of up to 0.25%.

(4)     Other Expenses and Acquired Fund Fees and Expenses are based on estimated amounts for the current fiscal year restated.

(5)     The Fund is required to disclose “Acquired Fund Fees and Expenses” in the above fee table.  Acquired Fund Fees and Expenses are indirect fees that funds incur from investing in the shares of other mutual funds (“Acquired Fund(s)”).  The indirect fee represents a pro rata portion of the cumulative expenses charged by the Acquired Fund.  Acquired Fund Fees and Expenses are reflected in the Acquired Fund’s net asset value.  Without Acquired Fund Fees and Expenses, the Total Annual Fund Operating Expenses would have been 1.68%, 2.18% and 2.68% for the Institutional Class Shares, Class A Shares and Class C Shares, respectively.

(6)     AIFS has contractually agreed to reduce the management fee and reimburse expenses until March 1, 2011 in order to keep the Total Annual Fund Operating Expenses at 0.67% of the Fund’s average net assets for the Institutional Class Shares, 1.17% of the Fund’s average net assets for the Class A Shares and 1.67% of the Fund’s average net assets for the Class C Shares. The contractual expense limitation does not apply to “Acquired Fund Fees and Expenses.”  The Adviser is permitted to seek reimbursement from the Fund, subject to limitations, for fees it waived and Fund expenses it paid in any fiscal year of the Fund over the following three fiscal years, as long as the reimbursement does not cause the Fund’s operating expenses to exceed the expense cap.

Example

Based on the costs above, this example helps you compare the expenses of each share class with those of other mutual funds. The example assumes the expenses above remain the same. It also assumes that you invested $10,000, earned 5% annual returns and reinvest all dividends and distributions. This is only an example; actual expenses may be different.

Because this example is hypothetical and for comparison only, your actual costs will be different.

	1 Year	3 Year	5 Year	10 Year
Institutional Class Shares	$68	$431	$817	$1,902
Class A Shares	$589	$1,032	$1,501	$2,794
Class C Shares	$273	$737	$1,330	$2,938

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or "turns over" its portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in the annual fund operating expenses or in the Example, affect the Fund's performance.  As of October 31, 2009, the NestEgg 2020 Fund’s portfolio turnover rate was 190%.

Principal Investment Strategies, Risks and Performance.

Principal Strategies.  The Fund will pursue its objective by investing in a diversified portfolio of stocks, bonds, and cash. The Fund’s allocation between stocks, bonds, and cash will change over time in relation to its target retirement date. Although the Adviser does not currently intend to do so, at some time in the future, the Fund may also seek to achieve its objective by investing in a set of underlying Master Portfolios each representing various asset classes and sectors which are representative of the Indexes the Fund seeks to replicate. If the Fund was to do this, it would bear a portion of the underlying portfolio’s expenses. Shareholders would be notified in advance in the event the Fund was to achieve its objective by investing through master portfolios.

The Fund’s asset allocation will become more conservative over time by decreasing equity exposure as the Fund approaches its target date. The assets of the NestEgg 2020 Fund are expected to be rebalanced monthly.

Fund Asset Allocation – as of November 30, 2009

Main types of securities the Fund may hold:

>        Common stocks of companies traded on major stock exchanges

>        Fixed income securities

>        Short term money market securities

>        Exchange-traded funds (“ETFs”); To the extent the Fund invests in ETFs the Fund will pay the proportionate share of the underlying expenses of the ETF

>        Derivatives, such as options and futures

>    Foreign securities

>    Securities lending

Principal Risks.  Before investing in the Fund, you should carefully consider your own investment goals, the amount of time you are willing to leave your money invested and the amount of risk you are willing to take.  The Fund is subject to management risk and may not achieve its objective if the adviser’s expectations regarding particular securities or markets are not met. A summary of the principal risks of investing in the Fund can be found below.

Stock Market Risk.  Stock prices change daily, and may rise or fall in response to business, political, or economic news. Declines in the market may occur rapidly or slowly, and may be short- or long-lived. The Fund’s share price changes with the value of the Fund’s securities, and when you sell shares they may be worth more or less than what you paid for them.

Style Risk.  Growth stocks and value stocks tend to perform differently in different markets. Because the Fund invests in both types of stocks, its performance may lag whichever category performs best during a given period.

Mid- and Small-Cap Risk.  Because midsized and small companies tend to have limited business lines, financial resources, and competitive advantages compared to larger companies, their stock prices tend to fluctuate more than those of larger companies, and may move in a different direction than the broader market. Shares of small companies in particular may be thinly traded, making them potentially less easy to buy or sell at a desired time or price. Rising interest rates and changes in key personnel may hurt small businesses more than large ones.

Interest Rate Risk.  When interest rates rise, market prices of bonds generally fall, which could hurt the total return of the Fund’s bond allocation. Debt and money market securities have varying levels of sensitivity to changes in interest rates. In general, the price of a debt or money market security can fall when interest rates rise and can rise when interest rates fall. Securities with longer maturities, mortgage securities, and the securities of issuers in the financial services sector can be more sensitive to interest rate changes. In other words, the longer the maturity of a security, the greater the impact a change in interest rates could have on the security’s price.

Credit Risk.  The Fund’s bond allocation could perform poorly if the credit quality of its bonds declines, or if a bond goes into default. Hard economic times, corporate malfeasance, and incorrect assessment of risks are among the types of factors that could cause a decline in credit quality.

Derivatives Risk.  Derivatives, including futures and options, could produce losses that are substantially greater than the amount invested. Derivatives could also add to the Fund’s expenses or eliminate some opportunities for gains. With some derivatives, there is also a risk that the Fund could lose money if the counterparty to the derivative fails to honor its contractual obligation.

Diversification Risk.  A Fund may invest a large percentage of its assets in the securities of a smaller number of issuers or industries. This vulnerability to factors affecting a single investment can result in greater Fund losses and volatility.

Foreign Investment Risk.  A fund that invests in foreign securities is subject to risks such as fluctuation in currency exchange rates, market illiquidity, price volatility, high trading costs, difficulties in settlement, regulations on stock exchanges, limits on foreign ownership, less stringent accounting, reporting and disclosure requirements, limited legal recourse and other considerations. In the past, equity and debt instruments of foreign markets have had more frequent and larger price changes than those of U.S. markets. The willingness and ability of sovereign issuers to pay principal and interest on government securities depends on various economic factors, including the issuers’ balance of payments, overall debt level, and cash flow from tax or other revenues

Short Sale Risk.  The Fund is subject to short sale risk. Short selling shares of ETFs may result in the Fund's investment performance suffering if it is required to close out a short position earlier than it had intended. This would occur if the lender required the Fund to deliver the securities it borrowed at the commencement of the short sale and the Fund was unable to borrow the securities from other securities lenders. Furthermore, until the Fund replaces a security borrowed, or sold short, it must pay to the lender amounts equal to any dividends that accrue during the period of the short sale. The Board of Trustees (the "Board of Trustees") has considered the Fund's short sales strategy and its attendant risks and has determined that the strategy does not impair the Fund's ability to meet redemptions or meet other regulatory requirements. The Board of Trustees has adopted policies and procedures, and regularly reviews the adequacy of those policies and procedures, to ensure that the Fund's short positions are continuously monitored, comply with regulatory requirements and are in the best interests of the Fund's shareholders.

Management Risk.  The Fund’s performance could be hurt if the Funds’ management improperly executes the Funds’ strategies.

Repurchase Agreement Risk.  Repurchase agreements carry the risk that the other party may not fulfill its obligations under the agreement. This could cause the value of your investment in a Fund to decline.

Securities Lending Risk.  To earn additional income, the Funds may lend their securities to qualified financial institutions. Although these loans are fully collateralized, a Fund’s performance could be hurt if a borrower defaults or becomes insolvent, or if the Fund wishes to sell a security before its return can be arranged.

The Board of Trustees has approved Securities Lending Agreements with the Custodians. Net revenue from securities lending activity will be used to offset the Funds’ custodian expenses and to pay the cost of other operating expenses for the Funds. The net cost of the Funds’ operating expenses less the net securities lending revenue will be used to calculate the Funds’ expense limitations

The Fund is “diversified” under the Investment Company Act of 1940, as amended (the “1940 Act”).

Investments in the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank and are not insured or guaranteed by the FDIC, the Federal Reserve Board or any other government agency.

You could lose money if you sell when the Fund’s share price is lower than when you invested.

More information about fund risks, including additional risk factors not discussed above, is included in Fund Details and the fund's Statement of Additional Information.

Past Performance.  The bar chart and the table listed below give some indication of the risks of an investment in the Fund by showing in the bar chart how the NestEgg 2020 Fund performed from year to year and by comparing in the table the Fund’s performance over time to that of the Standard and Poor's ("S&P") Global Broad Market Index ("BMI") and the Barclays Capital U.S. Treasury Index. The S&P BMI is a comprehensive, rules-based index designed to measure global stock market performance. The S&P BMI covers approximately 11,000 companies in 46 countries. The Barclays Capital U.S. Treasury Index is an unmanaged index reflecting the performance of all public obligations and does not focus on one particular segment of the Treasury market.

Pursuant to an agreement and plan of reorganization, the Fund acquired the assets and liabilities of the NestEgg 2020 Fund (the “predecessor fund”) on March 2, 2006. As a result of the reorganization, the Fund will carry forward the performance history of the predecessor fund, as the predecessor fund is the accounting survivor. The performance of the Institutional Class shares of the Fund includes the performance of the predecessor fund’s Service Class shares prior to the reorganization, but has not been restated to reflect differences in expenses. If the performance had been adjusted to reflect all differences in expenses, the performance of the Fund would be higher. The predecessor fund offered a class of shares similar to the Fund’s Class A shares known as Premium Class. The performance of the Class A shares of the Fund includes the performance of the predecessor fund’s Premium Class shares prior to the reorganization. The performance of the predecessor fund’s Premium Class shares prior to commencement of operations on November 1, 2002 includes the performance of the predecessor fund’s Service Class shares. Such performance has been restated to reflect differences in any applicable sales charges (but not differences in expenses). If the performance had been adjusted to reflect all differences in expenses, the performance of the Fund would be lower.

For the period from November 1, 2002 through the date of reorganization, the predecessor fund operated as a “fund of funds.” Prior to November 1, 2002, the predecessor fund operated under a “master-feeder” structure.

The returns for the Institutional Class will differ from Class A and Class C shares because of differences in the expenses of each class.

Of course, past performance (before and after taxes) does not indicate how the Fund will perform in the future. Both the bar chart and the table assume reinvestment of dividends and distributions and reflect voluntary and contractual fee reductions. Without such fee reductions, the Fund’s performance would have been lower.

(1)     These figures are for the year ended December 31 of each year.

Best quarter:	10.43%	Q2 2003
Worst quarter:	(11.69)%	Q3 2002

AVERAGE ANNUAL TOTAL RETURNS For the Period Ending December 31, 2009
	1 Year	5 Years	Since Inception(1)
Institutional Class Shares
Return Before Taxes(2)	___%	___%	___%
Return After Taxes on Distributions(2)	___%	___%	___%
Return After Taxes on Distribution and sale of shares(2)	___%	___%	___%
Class A Shares (Return Before Taxes)(3)(4)	___%	___%	___%
Class C Shares (Return Before Taxes)(3)(4)	___%	___%	___%
S&P Global Broad Market Index(5)	___%	___%	___%
Barclays Capital U.S. Treasury Index(5)	___%	___%	___%
Dow Jones Target 2020 Index(5)(6)	___%	___%	___%

(1)     Reflects the inception date of the predecessor fund, which was January 4, 1999.

(2)     After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

(3)     These figures reflect deduction of sales charges.

(4)     After-tax returns for Class A and Class C Shares, which are not shown, will vary from those shown for Institutional Class Shares.

(5)     Indices do not reflect the deduction for fees, expenses or taxes.

(6)     Prior to November 1, 2008, the Fund tracked the performance of the Dow Jones Target 2020 Index.

Portfolio Management.

Investment Adviser. The investment adviser for the Fund is American Independence Financial Services, LLC (“AIFS” or the “Adviser”).

Manager Name	Primary Title	Managed the Fund Since
T. Kirkham Barneby	Chief Strategist & Portfolio Manager, Taxable Fixed Income	2008
John Holmgren	Chief Investment Officer, Equities	2008
Michael Holmgren	Assistant Portfolio Manager	2008
Frank Vallario	Portfolio Manager	2008

For additional information about the Adviser and portfolio managers, please refer to the Fund Management section starting on page ___ of this Prospectus.  For more information regarding portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the Funds they manage, please consult the SAI.

Purchase and Sale Information.

Purchase minimums

	Institutional Class Shares	Class A Shares	Class C Shares
Initial Purchase	$3,000,000	$2,000	$2,000
Subsequent Purchases	$5,000	$250	$250

How to purchase shares

•   through Foreside Distribution Services, LP (the “Distributor”)

•   through banks, brokers and other investment representatives

•   by completing an application and sending a check to the Fund at the address below (an application can be obtained through the Fund’s website at www.aifunds.com or by calling (888) 266-8787):

American Independence Funds
P.O. Box 8045
Boston, MA 02266-8045

Shares of the Fund may not be available for sale in all states. Consult your investment representative or institution for specific information.

Orders received by your broker or Service Organization for the Fund in proper order prior to the determination of net asset value and transmitted to the Fund prior to the close of its business day which is currently 4:00 p.m. Eastern Time, will become effective that day.

How to redeem shares

In general, you may redeem shares on any business day:

•   through Foreside Distribution Services, LP (the “Distributor”)

•   through banks, brokers and other investment representatives

•   by calling (888) 266-8787 or by writing to the Fund at the address below:

American Independence Funds
P.O. Box 8045
Boston, MA 02266-8045

Tax Information.

The Fund intends to make distributions that may be taxed as ordinary income or capital gains, except when your investment is in an IRA, 401(k) plan or other tax-advantaged investment plan.

Financial Intermediary Compensation.

If you purchase the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s Web site for more information.

NestEgg 2030 Fund

FUND SUMMARY – NESTEGG 2030 FUND

Investment Objectives/Goals.

The objective of the NestEgg 2030 Fund is to obtain the highest total return over time consistent with an emphasis on capital growth and income.

This Fund may interest investors who have a long-term horizon, or investors who may be saving for a particular goal in life and may need to withdraw a substantial portion of their investment in, or around, the year 2030.

Fees and Expenses of the Fund.

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You may qualify for sales charge discounts on purchases of Class A shares if you and your family invest, or agree to invest in the future, at least $50,000 in the Fund.  More information about these and other discounts is available from your financial professional and in “Investing With The Fund” starting on page ___ of the Fund’s Prospectus.

The table does not reflect charges that may be imposed in connection with an account through which you hold Fund shares. A broker dealer or financial institution maintaining an account through which you hold fund shares may charge separate account, service or transaction fees on the purchase or sale of Fund shares that would be in addition to the fees and expenses shown here.

Institutional Class Shares	Class A Shares	Class C Shares

Shareholder Fees (fees paid directly from your investment)

Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	4.75%	None
Maximum Deferred Sales Charge (Load) (as a percentage of the Net Asset Value purchase)	None	None(1)	1.00%(2)
Redemption Fee	None	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Management Fee	0.60%	0.60%	0.60%
Distribution (12b-1) and Service Fees	None	0.50%(3)	1.00%
Other Expenses(4)	1.55%	1.55%	1.55%
Acquired Fund Fees and Expenses(4)(5)	0.00%	0.00%	0.00%
Total Annual Fund Operating Expenses	2.15%	2.65%	3.15%
Fee Waivers and Expense Reimbursements(6)	-1.45%	-1.45%	-1.45%
Net Expenses(6)	0.70%	1.20%	1.70%

(1)     Class A shares that are purchased in amounts of $1,000,000 or more will be assessed a 1.0% CDSC if they are redeemed within one year of the date of purchase and a 0.50% CDSC if redeemed after the first year and within the second year.

(2)     Class C shares will be assessed a 1.00% CDSC if redeemed within one year of date of purchase.

(3)     The Board approved a Rule 12-b1 plan with a 0.25% distribution fee for Class A. In addition, the Board approved a Shareholder Services Plan for Class A shares which would provide for a fee paid monthly at an annual rate of up to 0.25%.

(4)     Other Expenses and Acquired Fund Fees and Expenses are based on estimated amounts for the current fiscal year restated.

(5)     The Fund is required to disclose “Acquired Fund Fees and Expenses” in the above fee table.  Acquired Fund Fees and Expenses are indirect fees that funds incur from investing in the shares of other mutual funds (“Acquired Fund(s)”).  The indirect fee represents a pro rata portion of the cumulative expenses charged by the Acquired Fund.  Acquired Fund Fees and Expenses are reflected in the Acquired Fund’s net asset value.  Without Acquired Fund Fees and Expenses, the Total Annual Fund Operating Expenses would have been 2.15%, 2.65% and 3.15% for the Institutional Class Shares, Class A Shares and Class C Shares, respectively.

(6)     AIFS has contractually agreed to reduce the management fee and reimburse expenses until March 1, 2011 in order to keep the Total Annual Fund Operating Expenses at 0.65% of the Fund’s average net assets for the Institutional Class Shares, 1.15% of the Fund’s average net assets for the Class A Shares and 1.65% of the Fund’s average net assets for the Class C Shares. The contractual expense limitation does not apply to “Acquired Fund Fees and Expenses.”  The Adviser is permitted to seek reimbursement from the Fund, subject to limitations, for fees it waived and Fund expenses it paid in any fiscal year of the Fund over the following three fiscal years, as long as the reimbursement does not cause the Fund’s operating expenses to exceed the expense cap.

Example

Based on the costs above, this example helps you compare the expenses of each share class with those of other mutual funds. The example assumes the expenses above remain the same. It also assumes that you invested $10,000, earned 5% annual returns and reinvest all dividends and distributions. This is only an example; actual expenses may be different.

Because this example is hypothetical and for comparison only, your actual costs will be different.

	1 Year	3 Year	5 Year	10 Year
Institutional Class Shares	$72	$533	$1,021	$2,368
Class A Shares	$591	$1,128	$1,690	$3,214
Class C Shares	$276	$836	$1,523	$3,357

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or "turns over" its portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in the annual fund operating expenses or in the Example, affect the Fund's performance.  As of October 31, 2009, the NestEgg 2030 Fund’s portfolio turnover rate was 187%.

Principal Investment Strategies, Risks and Performance.

Principal Strategies.  The Fund will pursue its objective by investing in a diversified portfolio of stocks, bonds, and cash. The Fund’s allocation between stocks, bonds, and cash will change over time in relation to its target retirement date. Although the Adviser does not currently intend to do so, at some time in the future, the Fund may also seek to achieve its objective by investing in a set of underlying Master Portfolios each representing various asset classes and sectors which are representative of the Indexes the Fund seeks to replicate. If the Fund was to do this, it would bear a portion of the underlying portfolio’s expenses. Shareholders would be notified in advance in the event the Fund was to achieve its objective by investing through master portfolios.

The Fund’s asset allocation will become more conservative over time by decreasing equity exposure as the Fund approaches its target date. The assets of the NestEgg 2030 Fund are expected to be rebalanced monthly.

Fund Asset Allocation – as of November 30, 2009

Main types of securities the Fund may hold:

>        Common stocks of companies traded on major stock exchanges

>        Fixed income securities

>        Short term money market securities

>        Exchange-traded funds (“ETFs”); To the extent the Fund invests in ETFs the Fund will pay the proportionate share of the underlying expenses of the ETF

>        Derivatives, such as options and futures

>    Foreign securities

>    Securities lending

Principal Risks.  Before investing in the Fund, you should carefully consider your own investment goals, the amount of time you are willing to leave your money invested and the amount of risk you are willing to take.  The Fund is subject to management risk and may not achieve its objective if the adviser’s expectations regarding particular securities or markets are not met. A summary of the principal risks of investing in the Fund can be found below.

Stock Market Risk.  Stock prices change daily, and may rise or fall in response to business, political, or economic news. Declines in the market may occur rapidly or slowly, and may be short- or long-lived. The Fund’s share price changes with the value of the Fund’s securities, and when you sell shares they may be worth more or less than what you paid for them.

Style Risk.  Growth stocks and value stocks tend to perform differently in different markets. Because the Fund invests in both types of stocks, its performance may lag whichever category performs best during a given period.

Mid- and Small-Cap Risk.  Because midsized and small companies tend to have limited business lines, financial resources, and competitive advantages compared to larger companies, their stock prices tend to fluctuate more than those of larger companies, and may move in a different direction than the broader market. Shares of small companies in particular may be thinly traded, making them potentially less easy to buy or sell at a desired time or price. Rising interest rates and changes in key personnel may hurt small businesses more than large ones.

Interest Rate Risk.  When interest rates rise, market prices of bonds generally fall, which could hurt the total return of the Fund’s bond allocation. Debt and money market securities have varying levels of sensitivity to changes in interest rates. In general, the price of a debt or money market security can fall when interest rates rise and can rise when interest rates fall. Securities with longer maturities, mortgage securities, and the securities of issuers in the financial services sector can be more sensitive to interest rate changes. In other words, the longer the maturity of a security, the greater the impact a change in interest rates could have on the security’s price.

Credit Risk.  The Fund’s bond allocation could perform poorly if the credit quality of its bonds declines, or if a bond goes into default. Hard economic times, corporate malfeasance, and incorrect assessment of risks are among the types of factors that could cause a decline in credit quality.

Derivatives Risk.  Derivatives, including futures and options, could produce losses that are substantially greater than the amount invested. Derivatives could also add to the Fund’s expenses or eliminate some opportunities for gains. With some derivatives, there is also a risk that the Fund could lose money if the counterparty to the derivative fails to honor its contractual obligation.

Diversification Risk.  A Fund may invest a large percentage of its assets in the securities of a smaller number of issuers or industries. This vulnerability to factors affecting a single investment can result in greater Fund losses and volatility.

Foreign Investment Risk.  A fund that invests in foreign securities is subject to risks such as fluctuation in currency exchange rates, market illiquidity, price volatility, high trading costs, difficulties in settlement, regulations on stock exchanges, limits on foreign ownership, less stringent accounting, reporting and disclosure requirements, limited legal recourse and other considerations. In the past, equity and debt instruments of foreign markets have had more frequent and larger price changes than those of U.S. markets. The willingness and ability of sovereign issuers to pay principal and interest on government securities depends on various economic factors, including the issuers’ balance of payments, overall debt level, and cash flow from tax or other revenues

Short Sale Risk.  The Fund is subject to short sale risk. Short selling shares of ETFs may result in the Fund's investment performance suffering if it is required to close out a short position earlier than it had intended. This would occur if the lender required the Fund to deliver the securities it borrowed at the commencement of the short sale and the Fund was unable to borrow the securities from other securities lenders. Furthermore, until the Fund replaces a security borrowed, or sold short, it must pay to the lender amounts equal to any dividends that accrue during the period of the short sale. The Board of Trustees (the "Board of Trustees") has considered the Fund's short sales strategy and its attendant risks and has determined that the strategy does not impair the Fund's ability to meet redemptions or meet other regulatory requirements. The Board of Trustees has adopted policies and procedures, and regularly reviews the adequacy of those policies and procedures, to ensure that the Fund's short positions are continuously monitored, comply with regulatory requirements and are in the best interests of the Fund's shareholders.

Management Risk.  The Fund’s performance could be hurt if the Funds’ management improperly executes the Funds’ strategies.

Repurchase Agreement Risk.  Repurchase agreements carry the risk that the other party may not fulfill its obligations under the agreement. This could cause the value of your investment in a Fund to decline.

Securities Lending Risk.  To earn additional income, the Funds may lend their securities to qualified financial institutions. Although these loans are fully collateralized, a Fund’s performance could be hurt if a borrower defaults or becomes insolvent, or if the Fund wishes to sell a security before its return can be arranged.

The Board of Trustees has approved Securities Lending Agreements with the Custodians. Net revenue from securities lending activity will be used to offset the Funds’ custodian expenses and to pay the cost of other operating expenses for the Funds. The net cost of the Funds’ operating expenses less the net securities lending revenue will be used to calculate the Funds’ expense limitations

The Fund is “diversified” under the Investment Company Act of 1940, as amended (the “1940 Act”).

Investments in the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank and are not insured or guaranteed by the FDIC, the Federal Reserve Board or any other government agency.

You could lose money if you sell when the Fund’s share price is lower than when you invested.

More information about fund risks, including additional risk factors not discussed above, is included in Fund Details and the fund's Statement of Additional Information.

Past Performance.  The bar chart and the table listed below give some indication of the risks of an investment in the Fund by showing in the bar chart how the NestEgg 2030 Fund performed from year to year and by comparing in the table the Fund’s performance over time to that of the Standard and Poor's ("S&P") Global Broad Market Index ("BMI") and the Barclays Capital U.S. Treasury Index. The S&P BMI is a comprehensive, rules-based index designed to measure global stock market performance. The S&P BMI covers approximately 11,000 companies in 46 countries. The Barclays Capital U.S. Treasury Index is an unmanaged index reflecting the performance of all public obligations and does not focus on one particular segment of the Treasury market.

Pursuant to an agreement and plan of reorganization, the Fund acquired the assets and liabilities of the NestEgg 2030 Fund (the “predecessor fund”) on March 2, 2006. As a result of the reorganization, the Fund will carry forward the performance history of the predecessor fund, as the predecessor fund is the accounting survivor. The performance of the Institutional Class shares of the Fund includes the performance of the predecessor fund’s Service Class shares prior to the reorganization, but has not been restated to reflect differences in expenses. If the performance had been adjusted to reflect all differences in expenses, the performance of the Fund would be higher. The predecessor fund offered a class of shares similar to the Fund’s Class A shares known as Premium Class. The performance of the Class A shares of the Fund includes the performance of the predecessor fund’s Premium Class shares prior to the reorganization. The performance of the predecessor fund’s Premium Class shares prior to commencement of operations on November 1, 2002 includes the performance of the predecessor fund’s Service Class shares. Such performance has been restated to reflect differences in any applicable sales charges (but not differences in expenses). If the performance had been adjusted to reflect all differences in expenses, the performance of the Fund would be lower.

For the period from November 1, 2002 through the date of reorganization, the predecessor fund operated as a “fund of funds.” Prior to November 1, 2002, the predecessor fund operated under a “master-feeder” structure.

The returns for the Institutional Class will differ from Class A and Class C shares because of differences in the expenses of each class.

Of course, past performance (before and after taxes) does not indicate how the Fund will perform in the future. Both the bar chart and the table assume reinvestment of dividends and distributions and reflect voluntary and contractual fee reductions. Without such fee reductions, the Fund’s performance would have been lower.

(1)     These figures are for the year ended December 31 of each year.

Best Quarter	13.26%	Q4 1999
Worst Quarter	(15.66)%	Q4 2008

AVERAGE ANNUAL TOTAL RETURNS For the Period Ending December 31, 2009
	1 Year	5 Years	Since Inception(1)
Institutional Class Shares
Return Before Taxes(2)	___%	___%	___%
Return After Taxes on Distributions(2)	___%	___%	___%
Return After Taxes on Distribution and sale of shares(2)	___%	___%	___%
Class A Shares (Return Before Taxes)(3)(4)	___%	___%	___%
Class C Shares (Return Before Taxes)(3)(4)	___%	___%	___%
S&P Global Broad Market Index(5)	___%	___%	___%
Barclays Capital U.S. Treasury Index(5)	___%	___%	___%
Dow Jones Target 2030 Index(5)(6)	___%	___%	___%

(1)     Reflects the inception date of the predecessor fund, which was January 4, 1999.

(2)     After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

(3)     These figures reflect deduction of sales charges.

(4)     After-tax returns for Class A and Class C Shares, which are not shown, will vary from those shown for Institutional Class Shares.

(5)     Indices do not reflect the deduction for fees, expenses or taxes.

(6)     Prior to November 1, 2008, the Fund tracked the performance of the Dow Jones Target 2030 Index.

Portfolio Management.

Investment Adviser. The investment adviser for the Fund is American Independence Financial Services, LLC (“AIFS” or the “Adviser”).

Manager Name	Primary Title	Managed the Fund Since
T. Kirkham Barneby	Chief Strategist & Portfolio Manager, Taxable Fixed Income	2008
John Holmgren	Chief Investment Officer, Equities	2008
Michael Holmgren	Assistant Portfolio Manager	2008
Frank Vallario	Portfolio Manager	2008

For additional information about the Adviser and portfolio managers, please refer to the Fund Management section starting on page ___ of this Prospectus.  For more information regarding portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the Funds they manage, please consult the SAI.

Purchase and Sale Information.

Purchase minimums

	Institutional Class Shares	Class A Shares	Class C Shares
Initial Purchase	$3,000,000	$2,000	$2,000
Subsequent Purchases	$5,000	$250	$250

How to purchase shares

•   through Foreside Distribution Services, LP (the “Distributor”)

•   through banks, brokers and other investment representatives

•   by completing an application and sending a check to the Fund at the address below (an application can be obtained through the Fund’s website at www.aifunds.com or by calling (888) 266-8787):

American Independence Funds
P.O. Box 8045
Boston, MA 02266-8045

Shares of the Fund may not be available for sale in all states. Consult your investment representative or institution for specific information.

Orders received by your broker or Service Organization for the Fund in proper order prior to the determination of net asset value and transmitted to the Fund prior to the close of its business day which is currently 4:00 p.m. Eastern Time, will become effective that day.

How to redeem shares

In general, you may redeem shares on any business day:

•   through Foreside Distribution Services, LP (the “Distributor”)

•   through banks, brokers and other investment representatives

•   by calling (888) 266-8787 or by writing to the Fund at the address below:

American Independence Funds
P.O. Box 8045
Boston, MA 02266-8045

Tax Information.

The Fund intends to make distributions that may be taxed as ordinary income or capital gains, except when your investment is in an IRA, 401(k) plan or other tax-advantaged investment plan.

Financial Intermediary Compensation.

If you purchase the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s Web site for more information.

NestEgg 2040 Fund

FUND SUMMARY – NESTEGG 2040 FUND

Investment Objectives/Goals.

The objective of the NestEgg 2040 Fund is to obtain the highest total return over time consistent with an emphasis on capital growth and income.

This Fund may interest investors who have a long-term horizon, or investors who may be saving for a particular goal in life and may need to withdraw a substantial portion of their investment in, or around, the year 2040.

Fees and Expenses of the Fund.

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You may qualify for sales charge discounts on purchases of Class A shares if you and your family invest, or agree to invest in the future, at least $50,000 in the Fund.  More information about these and other discounts is available from your financial professional and in “Investing With The Fund” starting on page ___ of the Fund’s Prospectus.

The table does not reflect charges that may be imposed in connection with an account through which you hold Fund shares. A broker dealer or financial institution maintaining an account through which you hold fund shares may charge separate account, service or transaction fees on the purchase or sale of Fund shares that would be in addition to the fees and expenses shown here.

Institutional Class Shares	Class A Shares	Class C Shares

Shareholder Fees (fees paid directly from your investment)

Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	4.75%	None
Maximum Deferred Sales Charge (Load) (as a percentage of the Net Asset Value purchase)	None	None(1)	1.00%(2)
Redemption Fee	None	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Management Fee	0.60%	0.60%	0.60%
Distribution (12b-1) and Service Fees	None	0.50%(3)	1.00%
Other Expenses(4)	1.39%	1.39%	1.39%
Acquired Fund Fees and Expenses(4)(5)	0.00%	0.00%	0.00%
Total Annual Fund Operating Expenses	1.99%	2.49%	2.99%
Fee Waivers and Expense Reimbursements(6)	-1.25%	-1.25%	-1.25%
Net Expenses(6)	0.74%	1.24%	1.74%

(1)     Class A shares that are purchased in amounts of $1,000,000 or more will be assessed a 1.0% CDSC if they are redeemed within one year of the date of purchase and a 0.50% CDSC if redeemed after the first year and within the second year.

(2)     Class C shares will be assessed a 1.00% CDSC if redeemed within one year of date of purchase.

(3)     The Board approved a Rule 12-b1 plan with a 0.25% distribution fee for Class A. In addition, the Board approved a Shareholder Services Plan for Class A shares which would provide for a fee paid monthly at an annual rate of up to 0.25%.

(4)     Other Expenses and Acquired Fund Fees and Expenses are based on estimated amounts for the current fiscal year restated.

(5)     The Fund is required to disclose “Acquired Fund Fees and Expenses” in the above fee table.  Acquired Fund Fees and Expenses are indirect fees that funds incur from investing in the shares of other mutual funds (“Acquired Fund(s)”).  The indirect fee represents a pro rata portion of the cumulative expenses charged by the Acquired Fund.  Acquired Fund Fees and Expenses are reflected in the Acquired Fund’s net asset value.  Without Acquired Fund Fees and Expenses, the Total Annual Fund Operating Expenses would have been 1.99%, 2.49% and 2.99% for the Institutional Class Shares, Class A Shares and Class C Shares, respectively.

(6)     AIFS has contractually agreed to reduce the management fee and reimburse expenses until March 1, 2011 in order to keep the Total Annual Fund Operating Expenses at 0.74% of the Fund’s average net assets for the Institutional Class Shares, 1.24% of the Fund’s average net assets for the Class A Shares and 1.74% of the Fund’s average net assets for the Class C Shares. The contractual expense limitation does not apply to “Acquired Fund Fees and Expenses.”  The Adviser is permitted to seek reimbursement from the Fund, subject to limitations, for fees it waived and Fund expenses it paid in any fiscal year of the Fund over the following three fiscal years, as long as the reimbursement does not cause the Fund’s operating expenses to exceed the expense cap.

Example

Based on the costs above, this example helps you compare the expenses of each share class with those of other mutual funds. The example assumes the expenses above remain the same. It also assumes that you invested $10,000, earned 5% annual returns and reinvest all dividends and distributions. This is only an example; actual expenses may be different.

Because this example is hypothetical and for comparison only, your actual costs will be different.

	1 Year	3 Year	5 Year	10 Year
Institutional Class Shares	$76	$503	$957	$2,216
Class A Shares	$595	$1,100	$1,630	$3,077
Class C Shares	$280	$807	$1,462	$3,220

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or "turns over" its portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in the annual fund operating expenses or in the Example, affect the Fund's performance.  As of October 31, 2009, the NestEgg 2040 Fund’s portfolio turnover rate was 190%.

Principal Investment Strategies, Risks and Performance.

Principal Strategies.  The Fund will pursue its objective by investing in a diversified portfolio of stocks, bonds, and cash. The Fund’s allocation between stocks, bonds, and cash will change over time in relation to its target retirement date. Although the Adviser does not currently intend to do so, at some time in the future, the Fund may also seek to achieve its objective by investing in a set of underlying Master Portfolios each representing various asset classes and sectors which are representative of the Indexes the Fund seeks to replicate. If the Fund was to do this, it would bear a portion of the underlying portfolio’s expenses. Shareholders would be notified in advance in the event the Fund was to achieve its objective by investing through master portfolios.

The Fund’s asset allocation will become more conservative over time by decreasing equity exposure as the Fund approaches its target date. The assets of the NestEgg 2040 Fund are expected to be rebalanced monthly.

Fund Asset Allocation – as of November 30, 2009

Main types of securities the Fund may hold:

>        Common stocks of companies traded on major stock exchanges

>        Fixed income securities

>        Short term money market securities

>        Exchange-traded funds (“ETFs”); To the extent the Fund invests in ETFs the Fund will pay the proportionate share of the underlying expenses of the ETF

>        Derivatives, such as options and futures

>    Foreign securities

>    Securities lending

Principal Risks.  Before investing in the Fund, you should carefully consider your own investment goals, the amount of time you are willing to leave your money invested and the amount of risk you are willing to take.  The Fund is subject to management risk and may not achieve its objective if the adviser’s expectations regarding particular securities or markets are not met. A summary of the principal risks of investing in the Fund can be found below.

Stock Market Risk.  Stock prices change daily, and may rise or fall in response to business, political, or economic news. Declines in the market may occur rapidly or slowly, and may be short- or long-lived. The Fund’s share price changes with the value of the Fund’s securities, and when you sell shares they may be worth more or less than what you paid for them.

Style Risk.  Growth stocks and value stocks tend to perform differently in different markets. Because the Fund invests in both types of stocks, its performance may lag whichever category performs best during a given period.

Mid- and Small-Cap Risk.  Because midsized and small companies tend to have limited business lines, financial resources, and competitive advantages compared to larger companies, their stock prices tend to fluctuate more than those of larger companies, and may move in a different direction than the broader market. Shares of small companies in particular may be thinly traded, making them potentially less easy to buy or sell at a desired time or price. Rising interest rates and changes in key personnel may hurt small businesses more than large ones.

Interest Rate Risk.  When interest rates rise, market prices of bonds generally fall, which could hurt the total return of the Fund’s bond allocation. Debt and money market securities have varying levels of sensitivity to changes in interest rates. In general, the price of a debt or money market security can fall when interest rates rise and can rise when interest rates fall. Securities with longer maturities, mortgage securities, and the securities of issuers in the financial services sector can be more sensitive to interest rate changes. In other words, the longer the maturity of a security, the greater the impact a change in interest rates could have on the security’s price.

Credit Risk.  The Fund’s bond allocation could perform poorly if the credit quality of its bonds declines, or if a bond goes into default. Hard economic times, corporate malfeasance, and incorrect assessment of risks are among the types of factors that could cause a decline in credit quality.

Derivatives Risk.  Derivatives, including futures and options, could produce losses that are substantially greater than the amount invested. Derivatives could also add to the Fund’s expenses or eliminate some opportunities for gains. With some derivatives, there is also a risk that the Fund could lose money if the counterparty to the derivative fails to honor its contractual obligation.

Diversification Risk.  A Fund may invest a large percentage of its assets in the securities of a smaller number of issuers or industries. This vulnerability to factors affecting a single investment can result in greater Fund losses and volatility.

Foreign Investment Risk.  A fund that invests in foreign securities is subject to risks such as fluctuation in currency exchange rates, market illiquidity, price volatility, high trading costs, difficulties in settlement, regulations on stock exchanges, limits on foreign ownership, less stringent accounting, reporting and disclosure requirements, limited legal recourse and other considerations. In the past, equity and debt instruments of foreign markets have had more frequent and larger price changes than those of U.S. markets. The willingness and ability of sovereign issuers to pay principal and interest on government securities depends on various economic factors, including the issuers’ balance of payments, overall debt level, and cash flow from tax or other revenues

Short Sale Risk.  The Fund is subject to short sale risk. Short selling shares of ETFs may result in the Fund's investment performance suffering if it is required to close out a short position earlier than it had intended. This would occur if the lender required the Fund to deliver the securities it borrowed at the commencement of the short sale and the Fund was unable to borrow the securities from other securities lenders. Furthermore, until the Fund replaces a security borrowed, or sold short, it must pay to the lender amounts equal to any dividends that accrue during the period of the short sale. The Board of Trustees (the "Board of Trustees") has considered the Fund's short sales strategy and its attendant risks and has determined that the strategy does not impair the Fund's ability to meet redemptions or meet other regulatory requirements. The Board of Trustees has adopted policies and procedures, and regularly reviews the adequacy of those policies and procedures, to ensure that the Fund's short positions are continuously monitored, comply with regulatory requirements and are in the best interests of the Fund's shareholders.

Management Risk.  The Fund’s performance could be hurt if the Funds’ management improperly executes the Funds’ strategies.

Repurchase Agreement Risk.  Repurchase agreements carry the risk that the other party may not fulfill its obligations under the agreement. This could cause the value of your investment in a Fund to decline.

Securities Lending Risk.  To earn additional income, the Funds may lend their securities to qualified financial institutions. Although these loans are fully collateralized, a Fund’s performance could be hurt if a borrower defaults or becomes insolvent, or if the Fund wishes to sell a security before its return can be arranged.

The Board of Trustees has approved Securities Lending Agreements with the Custodians. Net revenue from securities lending activity will be used to offset the Funds’ custodian expenses and to pay the cost of other operating expenses for the Funds. The net cost of the Funds’ operating expenses less the net securities lending revenue will be used to calculate the Funds’ expense limitations

The Fund is “diversified” under the Investment Company Act of 1940, as amended (the “1940 Act”).

Investments in the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank and are not insured or guaranteed by the FDIC, the Federal Reserve Board or any other government agency.

You could lose money if you sell when the Fund’s share price is lower than when you invested.

More information about fund risks, including additional risk factors not discussed above, is included in Fund Details and the fund's Statement of Additional Information.

Past Performance.  The bar chart and the table listed below give some indication of the risks of an investment in the Fund by showing in the bar chart how the NestEgg 2040 Fund performed from year to year and by comparing in the table the Fund’s performance over time to that of the Standard and Poor's ("S&P") Global Broad Market Index ("BMI") and the Barclays Capital U.S. Treasury Index. The S&P BMI is a comprehensive, rules-based index designed to measure global stock market performance. The S&P BMI covers approximately 11,000 companies in 46 countries. The Barclays Capital U.S. Treasury Index is an unmanaged index reflecting the performance of all public obligations and does not focus on one particular segment of the Treasury market.

Pursuant to an agreement and plan of reorganization, the Fund acquired the assets and liabilities of the NestEgg 2040 Fund (the “predecessor fund”) on March 2, 2006. As a result of the reorganization, the Fund will carry forward the performance history of the predecessor fund, as the predecessor fund is the accounting survivor. The performance of the Institutional Class shares of the Fund includes the performance of the predecessor fund’s Service Class shares prior to the reorganization, but has not been restated to reflect differences in expenses. If the performance had been adjusted to reflect all differences in expenses, the performance of the Fund would be higher. The predecessor fund offered a class of shares similar to the Fund’s Class A shares known as Premium Class. The performance of the Class A shares of the Fund includes the performance of the predecessor fund’s Premium Class shares prior to the reorganization. The performance of the predecessor fund’s Premium Class shares prior to commencement of operations on November 1, 2002 includes the performance of the predecessor fund’s Service Class shares. Such performance has been restated to reflect differences in any applicable sales charges (but not differences in expenses). If the performance had been adjusted to reflect all differences in expenses, the performance of the Fund would be lower.

For the period from November 1, 2002 through the date of reorganization, the predecessor fund operated as a “fund of funds.” Prior to November 1, 2002, the predecessor fund operated under a “master-feeder” structure.

The returns for the Institutional Class will differ from Class A and Class C shares because of differences in the expenses of each class.

Of course, past performance (before and after taxes) does not indicate how the Fund will perform in the future. Both the bar chart and the table assume reinvestment of dividends and distributions and reflect voluntary and contractual fee reductions. Without such fee reductions, the Fund’s performance would have been lower.

(1)     These figures are for the year ended December 31 of each year.

Best Quarter	16.12%	Q4 1999
Worst Quarter	(18.07)%	Q4 2008

AVERAGE ANNUAL TOTAL RETURNS For the Period Ending December 31, 2009
	1 Year	5 Years	Since Inception(1)
Institutional Class Shares
Return Before Taxes(2)	___%	___%	___%
Return After Taxes on Distributions(2)	___%	___%	___%
Return After Taxes on Distribution and sale of shares(2)	___%	___%	___%
Class A Shares (Return Before Taxes)(3)(4)	___%	___%	___%
Class C Shares (Return Before Taxes)(3)(4)	___%	___%	___%
S&P Global Broad Market Index(5)	___%	___%	___%
Barclays Capital U.S. Treasury Index(5)	___%	___%	___%
Dow Jones Target 2040 Index(5)(6)	___%	___%	___%

(1)     Reflects the inception date of the predecessor fund, which was January 4, 1999.

(2)     After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

(3)     These figures reflect deduction of sales charges.

(4)     After-tax returns for Class A and Class C Shares, which are not shown, will vary from those shown for Institutional Class Shares.

(5)     Indices do not reflect the deduction for fees, expenses or taxes.

(6)     Prior to November 1, 2008, the Fund tracked the performance of the Dow Jones Target 2040 Index.

Portfolio Management.

Investment Adviser. The investment adviser for the Fund is American Independence Financial Services, LLC (“AIFS” or the “Adviser”).

Manager Name	Primary Title	Managed the Fund Since
T. Kirkham Barneby	Chief Strategist & Portfolio Manager, Taxable Fixed Income	2008
John Holmgren	Chief Investment Officer, Equities	2008
Michael Holmgren	Assistant Portfolio Manager	2008
Frank Vallario	Portfolio Manager	2008

For additional information about the Adviser and portfolio managers, please refer to the Fund Management section starting on page ___ of this Prospectus.  For more information regarding portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the Funds they manage, please consult the SAI.

Purchase and Sale Information.

Purchase minimums

	Institutional Class Shares	Class A Shares	Class C Shares
Initial Purchase	$3,000,000	$2,000	$2,000
Subsequent Purchases	$5,000	$250	$250

How to purchase shares

•   through Foreside Distribution Services, LP (the “Distributor”)

•   through banks, brokers and other investment representatives

•   by completing an application and sending a check to the Fund at the address below (an application can be obtained through the Fund’s website at www.aifunds.com or by calling (888) 266-8787):

American Independence Funds
P.O. Box 8045
Boston, MA 02266-8045

Shares of the Fund may not be available for sale in all states. Consult your investment representative or institution for specific information.

Orders received by your broker or Service Organization for the Fund in proper order prior to the determination of net asset value and transmitted to the Fund prior to the close of its business day which is currently 4:00 p.m. Eastern Time, will become effective that day.

How to redeem shares

In general, you may redeem shares on any business day:

•   through Foreside Distribution Services, LP (the “Distributor”)

•   through banks, brokers and other investment representatives

•   by calling (888) 266-8787 or by writing to the Fund at the address below:

American Independence Funds
P.O. Box 8045
Boston, MA 02266-8045

Tax Information.

The Fund intends to make distributions that may be taxed as ordinary income or capital gains, except when your investment is in an IRA, 401(k) plan or other tax-advantaged investment plan.

Financial Intermediary Compensation.

If you purchase the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s Web site for more information.

MORE ABOUT THE FUNDS

Additional Information About the Funds’ Investment Strategies.

The investment objective, principal strategy and primary risks of each Fund are discussed individually above. Additional information on principal strategies can be found below and details on the various types of investments can be found in the SAIs.  Although major changes tend to be rare, the Fund’s fundamental strategy can only be changed by a vote of the majority of the Fund’s outstanding shares.

Over a market cycle, approximately 40% of the equity portion of the Funds and typically less than 5% of the fixed income portion of the Funds will be held in securities outside the United States.  The NestEgg Target Date Funds’ systematic reduction of equity risk over time reflects higher levels of potential risk in the Funds’ early years and lower levels of potential risk in the years immediately prior to the targeted years. The Funds will utilize a risk controlled tactical asset allocation model to vary the relative weights of the major asset classes in an attempt to minimize risk and generate additional returns.  At 40 years prior to the target year, the Funds’ targeted risk level is benchmarked at 90% of the risk of the global equity market as measured by the Standard & Poor’s BMI World Index, for the first five years. The major asset classes’ benchmarks; S&P BMI World, Barclays U.S. Government Index and 3 Month U.S. Treasury Bills are rebalanced systematically within the Funds to reduce potential risk as the Funds approach the targeted dates. At 35 years prior to the target year, the Fund’s benchmark begins to reflect reductions in potential risk. A new targeted risk level is calculated each quarter as a function of the current risk of the global equity component and the number of months remaining to the Index’s target year. The quarterly risk reductions in the benchmark continue until the benchmark reflects 20% of the equity risk, on December 1 of the year ten years after maturity. Once an index reaches that date, it intends to reflect 20% of the equity risk.

Each of the NestEgg Target Date Funds is offered to investors who are saving for a particular goal in life – such as retirement – or need to withdraw a substantial portion of their investment in, or close to, the year named in the Fund’s title.

☐      Glide Path

■       The glide path is the strategic asset allocation of the fund. Currently, the asset allocation of the portfolios does not vary from the strategic asset allocation. The NestEgg Funds will use a quantitative asset allocation model to tactically allocate the major asset classes relative to the strategic asset allocation. The tactical asset allocation decisions will be +/- 10% (multiplicative) of the equity risk component of the strategic allocation until the target date approaches.

■       The primary “low volatility” investment will shift from cash to U.S. Treasuries.

☐      Underlying Investments

■       The primary investments that the Funds utilize are global equities, U.S. Treasury Bonds and cash. The methodology will utilize the float adjusted cap weighted Standard and Poor’s/CitiGroup Broad Market World Index with a fixed U.S. component of 60% as the equity benchmark and the Barclays U.S. Treasury Index as the benchmark for fixed income. The methodology will add an “Alternative” bucket that may invest in assets not covered in the benchmarks above, but included in the prospectus. These investments may include: long/short strategies, commodities, currencies, etc.

■       The underlying assets will be managed in an active style of management with tight risk controls and oversight.

The Funds will pursue their objectives by investing primarily in the securities of the companies included in the benchmark and derivative instruments, such as futures contracts and options, relating to the benchmark.  Futures contracts and options are used as a low-cost method of gaining exposure to a particular securities market without investing directly in those securities.  The Funds’ portfolio managers use quantitative analysis techniques to keep the Funds as fully invested as possible in all market environments.

Principal Investments

The Funds’ securities are weighted in an attempt to outperform the Funds’ benchmarks.  The broad based investment characteristics of the Funds will be similar to those of the Standard and Poor’s/CitiGroup Broad Market World Index as the equity benchmark and the Barclays U.S. Treasury Index as the benchmark for fixed income over a market cycle.  The Funds may exclude or remove any stock from the Funds if the Funds’ Managers believe that the stock is unattractive based upon its characteristics or has become illiquid or that the merit of the investment has been impaired by financial conditions or other extraordinary events. The Funds may hold assets in short-term debt securities or money market instruments for liquidity purposes.

Securities Lending:  The Funds may lend their investment securities up to 30% of their total assets to approved institutional borrowers who need to borrow securities in order to complete certain transactions. The Funds have yet to implement securities lending.

Market capitalization:  The total market value of all shares owned by investors. Market capitalization may be measured for an individual company, a group of companies, or a stock market as a whole. Terms such as “small cap” and “large cap” refer to stocks with small and large total market values, respectively. “Float adjusted” market capitalization measures only those shares that are readily available for trading.

Growth stocks:  Stocks that appear to have above-average potential for growth in revenue, earnings and stock price over time.

Value stocks:  Stocks whose market price appears low in light of certain other measures of worth, such as book value, recent earnings, or earnings growth.

Related Risks.

The main risks associated with investing in the Funds are summarized in the “Principal Investment Strategies, Risks and Performance” section at the front of this prospectus under “Fund Summary” for each Fund.

Fund Management

The Investment Adviser

The investment adviser for these funds is American Independence Financial Services, LLC (“AIFS”).

AIFS is a Delaware limited liability company and is registered as an investment adviser under the Investment Advisers Act of 1940. AIFS is based at 335 Madison Avenue, Mezzanine, New York, NY 10017.

Under the supervision of the Board of Trustees, AIFS is responsible for managing each Fund’s portfolio in accordance with each Fund’s goal and policies. In exchange for providing these services, AIFS receives a management fee from each Fund. The management fee for each Fund is 0.60% of average daily net assets.

A discussion regarding the basis for the Board's approval of the investment advisory agreements appears in the annual report to shareholders for the fiscal period ended October 31, 2009.  Under a separate administration agreement, the Funds also pay the Adviser a fee of 0.125% for providing administrative services.

Portfolio Managers

The Funds’ portfolio managers are responsible for the day-to-day management of the Funds.  The Funds are co-managed by, Mr. T. Kirkham Barneby, Mr. John Holmgren, Mr. Michael Holmgren and Mr. Frank Vallario.

Mr. T. Kirkham Barneby joined AIFS in 2008 as Chief Strategist & Portfolio Manager, Taxable Fixed Income.  At AIFS he utilizes a proprietary discipline, grounded in the economic theory of interest rate behavior, to manage interest rate exposure or risk.  Prior to AIFS Mr. Barneby was a Managing Member of Old Iron Hill Capital Management, LLC employing quantitatively-oriented fixed income and multi-strategy investment approaches.  Previously, he headed an investment group at UBS in New York that managed equity and bond portfolios with roughly $7 billion in assets.  Earlier, in the 1980s, Mr. Barneby was part of a team at Continental Can that made asset allocation decisions for the company’s pension plan.  He began his career in the Economics Department at First National City Bank (Citibank).

Mr. John Holmgren joined AIFS in 2008 as Chief Investment Officer – Equities and is responsible for the oversight, development and implementation of equity strategies.  He previously was Chief Investment Officer and Chief Executive Officer of DSI International Management, Inc (DSI), which was acquired by UBS (Paine Webber) in 1999.  Mr. Holmgren was a Managing Director at UBS and sat on the various UBS Global AM and O’Connor Investment and Management Committees.  He worked closely with the other senior members of UBS Global AM leadership to ensure investment and logistical priorities were met.  He began his financial markets career as a registered representative with Ascher Decision, a broker dealer (1983 to 1986).  From 1986 to 1988, he was a product developer and marketing representative for Decision Services, Inc., an independent economic and securities research firm.  In 1987 he was one of the original founders of DSI International Management.  From 1988 to 1997, he was the founder and President of DSC Data Services, Inc., an independent, quantitative research firm.

Mr. Michael Holmgren joined AIFS in 2008 and is responsible for the development and implementation of quantitative investment product.  He was Chief Operating Officer of DSI from 2005 -2007 and a member of the portfolio management team.  Mike Holmgren was responsible for investment operations and portfolio implementation of the DSI business group within UBS Global AM.  DSI was a key provider of global quantitative risk controlled and long/short equity products within UBS Global Asset Management.  He joined DSI International Management, Inc. in 1988 as an analyst to develop, operate and enhance the global equity databases and portfolio simulation processes.  Prior to joining DSI, he worked in product development at Decision Services, an independent economic and securities firm.

Mr. Frank Vallario joined AIFS as a Portfolio Manager in 2008.  Previously, he was a member of the portfolio management team for DSI, responsible for managing the group’s U.S. risk controlled and U.S. long/short equity products.  His other responsibilities included stock selection research, alternative portfolio construction, product development and performance attribution for the group’s global risk controlled and long/short equity products.  He began his career in 1995 in the capital markets division of PaineWebber, Inc.  In 1996, Mr. Vallario joined the asset management division’s Quantitative Investments Group as a portfolio manager

INVESTING WITH THE FUNDS

In this section, you will find information on how to invest in the NestEgg Funds, including how to buy, sell and exchange fund shares. It is also the place to look for information on transaction policies, dividends, taxes, and the many services and choices you have as an American Independence Funds’ shareholder. You can find out more about the topics covered here by contacting the American Independence Funds, speaking with your financial representative or a representative of your workplace retirement plan or other investment provider.

Choosing a Class of Shares

The Funds offer three classes of shares – Institutional Shares, Class A Shares and Class C Shares. The choice among share classes is largely a matter of preference. You should consider, among other things, the different fees and sales loads assessed on each share class and the length of time you anticipate holding your investment. If you prefer to pay sales charges up front, wish to avoid higher ongoing expenses, or, more importantly, you think you may qualify for volume discounts based on the amount of your investment, then Class A shares may be the choice for you.

You may prefer instead to see “every dollar working” from the moment you invest. If so, then consider Class C shares, which do not have a front-end sales charge. After six years, Class C shares convert to Class A shares to avoid the higher ongoing expenses assessed against Class C shares.

Please see the expenses listed for each Fund and the following sales charge schedules before making your decision. Generally, we offer more sales charge reductions or waivers for Class A shares than for Class C shares, particularly if you intend to invest greater amounts. You should consider whether you are eligible for any of the potential reductions or waivers when you are deciding which share class to buy. Please see “Class A Shares Sales Charge Reductions” section below for more information. You may wish to discuss this choice with your financial consultant.

Institutional Class Shares.  Institutional Class Shares of the Funds are offered at net asset value without a sales load. Purchases of Institutional Class shares may only be made by one of the following types of "Institutional Investors":

(1)     trusts, or investment management and other fiduciary accounts managed or administered by AIFS or its affiliates or correspondents pursuant to a written agreement,

(2)     any persons purchasing shares with the proceeds of a distribution from a trust, investment management and other fiduciary account managed or administered by AIFS or its affiliates or correspondents, pursuant to a written agreement, and

(3)     other persons or organizations authorized by the Distributor. The Trust and the Distributor reserve the right to waive or reduce the minimum initial investment amount with respect to certain accounts. All initial investments should be accompanied by a completed Purchase Application, a form of which accompanies this Prospectus.

The minimum initial investment amount for the Institutional Class Shares is $3,000,000. The Funds may waive the minimum purchase requirement or may reject a purchase order if it considers it in the best interest of a Fund and its shareholders. See "Anti-Money Laundering Program" at the end of this section and the "Market Timing Policies" section.

Class A Shares.  Class A Shares of the Funds are offered with a front-end sales charge and volume reductions. For purchases of $1,000,000 or more a CDSC of 1.00% will be assessed if redeemed within one year of purchase and 0.50% CDSC will be assessed if redeemed after the first year and within the second year. The minimum investment for Class A Shares is $2,000. Subsequent investments are $250.

Class A Share Sales Charge Schedule.  If you choose to buy Class A shares, you will pay the Public Offering Price (“POP”) which is the Net Asset Value (“NAV”) plus the applicable sales charge. Since sales charges are reduced for Class A share purchases above certain dollar amounts, known as “breakpoint levels,” the POP is lower for these purchases. The dollar amount of the sales charge is the difference between the POP of the shares purchased (based on the applicable sales charge in the table below) and the net asset value of those shares. Because of rounding in the calculation of the POP, the actual sales charge you pay may be more or less than that calculated using the percentages shown below. At its discretion, the Distributor may provide the Broker-Dealer the full front-end sales charge.

Amount of Purchase	Front-End Sales Charge as % of Public Offering Price	Front-End Sales Charge as % of Net Amount Invested	Broker-Dealer Amount of Sales Concession

Less than $50,000	4.75%	4.99%	4.25%
$50,000 to $99,999	4.00%	4.17%	3.50%
$100,000 to $249,999	3.50%	3.36%	3.00%
$250,000 to $499,999	2.50%	2.30%	2.25%
$500,000 to $999,999	1.75%	1.27%	1.50%
$1,000,000 and over(1)	1.00%	0.00%	1.00%

(1)     We will assess Class A share purchases of $1,000,000 or more a 1.00% CDSC if they are redeemed within one year from the date of purchase or 0.50% if redeemed within one and two years of purchase unless the dealer of record waived its commission with a Fund’s approval. Certain exceptions apply (see ‘‘CDSC Waivers’’ and ‘‘Waivers for Certain Parties’’). The CDSC percentage you pay on Class A shares is applied to the NAV of the shares on the date of original purchase.

Class C Shares.  Class C Shares of the Funds are offered with no front-end sales charge, have a 1.00% CDSC on redemptions made within one year of purchase, and have higher ongoing expenses than Class A shares. Class C shares, orders of $1,000,000 or more, including orders which because of a right of accumulation or letter of intent would qualify for the purchase of Class A shares without an initial sales charge, also will be either treated as orders for Class A shares or refused.

Class A Shares Sales Charge Reductions. If you believe you are eligible for any of the following reductions, it is up to you to ask the selling agent or the shareholder servicing agent for the reduction and to provide appropriate proof of eligibility.

> You pay no front-end or back-end sales charges on Fund shares you buy with reinvested distributions.

> You pay a lower sales charge if you are investing an amount over a breakpoint level. See the “Class A Share Sales Charge Schedule” above.

> By signing a Letter of Intent (“LOI”), you pay a lower sales charge now in exchange for promising to invest an amount over a specified breakpoint within the next 13 months. We will hold in escrow shares equal to approximately 5% of the amount you intend to buy. If you do not invest the amount specified in the LOI before the expiration date, we will redeem enough escrowed shares to pay the difference between the reduced sales load you paid and the sales load you should have paid. Otherwise, we will release the escrowed shares when you have invested the agreed amount.

> Rights of Accumulation (“ROA”) allow you to combine the amount you are investing and the total value of Class A and Class C shares of any American Independence Funds already owned (excluding Class A shares acquired at NAV) to reach breakpoint levels and to qualify for sales load discounts on subsequent purchases of Class A shares.

> You pay no sales charges on Fund shares you purchase with the proceeds of redemption of Class A shares within 90 days of the date of redemption.

You, or your fiduciary or trustee, also may tell us to extend volume discounts, including the reductions offered for rights of accumulation and letters of intent, to include purchases made by:

> a family unit, including children under the age of twenty-one or single trust estate;

> a trustee or fiduciary purchasing for a single fiduciary relationship; or

> the members of a “qualified group,” which consists of a “company”, (as defined under the Investment Company Act of 1940), and related parties of such a “company,” which has been in existence for at least six months and which has a primary purpose other than acquiring Fund shares at a discount.

HOW A LETTER OF INTENT CAN SAVE YOU MONEY!

If you plan to invest, for example, $200,000 in a Fund in installments over the next year, by signing a letter of intent you would pay only 1.50% sales load on the entire purchase. Otherwise, you might pay 2.25% on the first $100,000, then 1.50% on the next $100,000!

Class C Shares Sales Charges. If you choose Class C shares, you buy them at NAV and agree that if you redeem your shares within one year of the purchase date, you will pay a CDSC of 1.00%. At the time of purchase, the Distributor pays sales commissions of up to 1.00% of the purchase price to selling agents and up to 1.00% annually thereafter. The CDSC percentage you pay is applied to the NAV of the shares on the date of original purchase. To determine whether the CDSC applies to redemption, the Fund will first redeem shares acquired by reinvestment of any distributions, and then will redeem shares in the order in which they were purchased (such that shares held the longest are redeemed first). Class C shares automatically convert to Class A shares after six years.

CDSC Waivers.  The CDSC does not apply to: (1) redemption of shares when a Fund exercises its right to liquidate accounts which are less than the minimum account size; (2) redemptions following death or post-purchase disability (as defined by Section 72(m) (7) of the Internal Revenue Code); (3) the portion of a mandated minimum distribution from an IRA, SIMPLE IRA or an individual type 403(b)(7) plan equal to the percentage of your plan assets held in the applicable Class of shares of the Fund; (4) reinvested dividends and capital gains; and (5) a Systematic Withdrawal Plan of 10% where the minimum distribution is $500 per month with an initial account of $20,000 or greater.

Waivers for Certain Parties. If you are eligible for certain waivers, we will sell you Class A shares so you can avoid higher ongoing expenses. The following people can buy Class A shares at NAV:

•         Current and retired employees, directors/trustees and officers of:

•         American Independence Financial Services, LLC and its affiliates; and

•         Family members of any of the above.

•         Current employees of:

•         The National Basketball Players Association;*

•         Broker-dealers who act as selling agents; and

•         Immediate family members (spouse, sibling, parent or child) of any of the above.

* The National Basketball Players Association negotiates on behalf of all members with certain financial service providers. The Adviser is included as part of the National Basketball Players Association’s financial education program.

Contact your selling agent for further information.  We reserve the right to enter into agreements that reduce or eliminate sales charges for groups or classes of shareholders, or for Fund shares included in other investment plans such as “wrap accounts.” If you own Fund shares as part of another account or package such as an IRA or a sweep account, you must read the directions for that account. Those directions may supersede the terms and conditions discussed here.

Opening an Account

You may purchase shares of the Fund through Foreside Distribution Services, LP (the “Distributor”) or through banks, brokers and other investment representatives, which may charge additional fees and may require higher minimum investments or impose other limitations on buying and selling shares. If you purchase shares through an investment representative, that party is responsible for transmitting orders by close of business and may have an earlier cutoff time for purchase and sale requests. Shares of the Fund may not be available for sale in all states. Consult your investment representative or institution for specific information.

A separate application is required for Individual Retirement Account investments.

Orders received by your broker or Service Organization for the Fund in proper order prior to the determination of net asset value and transmitted to the Fund prior to the close of its business day which is currently 4:00 p.m. Eastern Time, will become effective that day.

Purchasing Shares. If you are investing directly with American Independence Funds, send a completed application and a check payable to American Independence Funds to the address below. You may obtain an application from the Fund’s website at www.aifunds.com or by calling 1-888-266-8787. If you are investing through a financial advisor, your advisor will be able to give you instructions.

Regular Mail	Express, Registered or Certified
American Independence Funds Trust	American Independence Funds Trust
P.O. Box 8045	c/o Boston Financial Data Services
Boston, MA 02266-8045	30 Dan Road
Canton, MA 02021

Minimum Investment.  The minimum initial investment is $3,000,000 for the Institutional Class shares and $2,000 for the Class A shares and Class C shares.  Subsequent minimum investments are $5,000 for Institutional Class shares and $250 for Class A and Class C shares.  The Funds reserve the right to change the amount of these minimums from time to time or to waive them in whole or in part for certain accounts.  Investment minimums may be higher or lower for investors purchasing shares through a brokerage firm or other financial institution.  To the extent investments of individual investors are aggregated into an omnibus account established by an investment adviser, brokerage firm, retirement plan sponsor or other intermediary, the account minimums apply to the omnibus account, not to the account of the individual investor.  For accounts sold through brokerage firms and other intermediaries, it is the responsibility of the brokerage firm or intermediary to enforce compliance with investment minimums.

Paying for shares you buy.  Fund shares can only be paid for with U.S. dollars and checks must be drawn on U.S. banks. You can pay for shares with a personal check, bank check, wire transfer, or ACH transfer. Please note that we cannot accept cash, starter checks, money orders, or third party checks (checks made out to you and signed over to us).  A fee will be charged for any checks that do not clear.

If you choose to pay by wire or ACH, you must call the Fund’s transfer agent, at 1-888-266-8787 to set up your account, to obtain an account number, and obtain instructions on how to complete the wire transfer. Wire orders will be accepted only on a day on which the Fund, custodian and transfer agent are open for business.  A wire purchase will not be considered made until the wired money and the purchase order are received by the Fund.  Any delays that may occur in wiring money, including delays that may occur in processing by the banks, are not the responsibility of the Fund or its transfer agent.  Although we do not charge a fee to send or receive wires, your bank might. We recommend that you check in advance with your bank about any wire fees and policies they may have.

Automatic Investment Plan.  Investing money regularly is one of the easiest ways to stay on track with your financial goals. Our Automatic Investment Plan lets you set up regular automatic transfers of $25 or more from your bank account into your fund account. Transfers occur on whatever day of the month you specify (or the next business day, in months when that day is not a business day) and are automatically invested in the fund(s) and share class you specify.

To set up your Automatic Investment Plan, download the form online or call 1-888-266-8787. Note that your bank must be a U.S. bank with ACH transfer services, and that you will be responsible for any loss or expense to the Funds if a scheduled transfer cannot be made because of a low bank balance.

An Automatic Investment Plan provides you with a dollar cost averaging technique that allows you to take advantage of a basic mathematical principal in your investing. You simply invest a fixed dollar amount in a given fund at regular intervals, such as every month. When share prices are low, your fixed dollar amount buys more shares; when prices are higher, it buys fewer shares. The result is that you have the potential to reduce your average cost per share, since you are buying more shares when the price is low.

Dollar cost averaging has the best chance of working for you when you stick with a regular schedule over time. You should be aware, though, that dollar cost averaging will not prevent you from buying at a market peak, nor will it keep you from losing money in a declining market.

Exchanging Shares

Exchange privilege. As an American Independence Funds investor, you can exchange all of your shares of one American Independence Fund for the same class of shares in any other American Independence Fund.  Call 1-888-266-8787 to request an exchange.  Be sure to obtain and read a current prospectus for the fund to which you are exchanging.

Redeeming From Your Account

You may redeem your shares on any business day.  Redemption orders received in proper form by the Funds’ transfer agent or by a brokerage firm or other intermediary selling Fund shares before 4:00 p.m. ET (or before the NYSE closes if the NYSE closes before 4:00 p.m. ET) will be processed at that day’s NAV.  Your brokerage firm or intermediary may have an earlier cut-off time.

The Fund may require that the signatures be guaranteed for certain transactions. Please refer to the section below “Orders that Require a Signature Guarantee”.  Please call the Fund’s transfer agent at 1-888-266-8787 if you have questions regarding signature guarantees.  At the discretion of the Fund, you may be required to furnish additional legal documents to insure proper authorization.

Shares of any of the Funds may be redeemed by fax, mail or telephone. If you redeem your shares through a brokerage firm or other intermediary, you may be charged a fee by that institution.

By Fax.  Send a letter signed by all account owners that includes your account number, the fund and share class from which you are redeeming along with the dollar value or number of shares to be sold and fax to 1-877-513-1129.

By Mail.  Send a letter signed by all account owners that includes your account number, the fund and share class from which you are redeeming along with the dollar value or number of shares to be sold to the appropriate address noted below.

Regular Mail	Express, Registered or Certified
American Independence Funds Trust	American Independence Funds Trust
P.O. Box 8045	c/o Boston Financial Data Services
Boston, MA 02266-8045	30 Dan Road
Canton, MA 02021

Orders that Require a Signature Guarantee.  There are several circumstances where you will need to place your order to sell shares in writing and accompany your order with a signature guarantee (the original guarantee, not a copy). The main circumstances are:

•         when you want to sell more than $100,000 worth of shares

•         when you want to send the proceeds to a third party

•         when the address or bank of record on the account has changed in the past 60 days

You do not need a signature guarantee if you want money wired or sent ACH transfer to a bank account that is already on file with us. Also, you do not generally need a signature guarantee for an exchange, although we may require one in certain circumstances.

A signature guarantee is simply a certification of your signature — a valuable safeguard against fraud. You can get a signature guarantee from any financial institution that participates in the Stock Transfer Agents Medallion Program (STAMP), including most brokers, banks, savings institutions, and credit unions. Note that you cannot get a signature guarantee from a notary public.

Systematic Withdrawal Plan. Our Systematic Withdrawal Plan lets you set up regular withdrawals monthly, bimonthly, quarterly or annually from your American Independence Funds investment. You must have a minimum account balance of $10,000 to set up your Systematic Withdrawal Plan. Withdrawals can be for as little as $100 each. Transfers occur on whatever day of the month you specify (or the next business day, in months when that day is not a business day). You can select this option when first establishing your account. If you did not select this option when opening your account, please contact the Fund’s transfer agent at 1-888-266-8787.

Selling Shares in a Trust, Business, or Organization Account.  Selling shares in these types of accounts often requires additional documentation. Please call 1-888-266-8787 or contact your financial advisor for more information.

Timing of Payment for Shares You Sell.  Ordinarily, when you sell shares, we send out money within one business day of when your order is processed (which may or may not be when it is received), although it could take up to seven days. There are two main circumstances under which payment to you could be delayed more than seven days:

•         when you are selling shares you bought recently and paid for by check or ACH transfer and your payment has not yet cleared (maximum delay: 10 days)

•         when unusual circumstances prompt the SEC to permit further delays

If you plan to sell shares soon after buying them, you may want to consider paying by wire to avoid delays in receiving the proceeds when you sell.

Other Shareholder Servicing Information

There are a number of policies affecting the ways you do business with us that you may find helpful to know about. The most important of these policies are described following the services.

How much of this service and policy information applies to you will depend on the type of account your American Independence Fund shares are held in. For instance, the information on dividends and taxes applies to all investors.

If you are investing through a financial advisor, check the materials you received from them about how to buy and sell shares. In general, you should follow the information in those materials in any case where it is different from what it says in this prospectus. Please note that a financial advisor may charge fees in addition to those charged by the Funds.

Our Customer Identification Program.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information (your tax identification number or other government -issued identification number, for example) that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents. Additional information may be required in certain circumstances. New Account Applications without such information may not be accepted. If you have applied for a tax identification number, the application must be provided at the time you open or reopen an account and the number submitted within 14 days of the establishment of the account.

To the extent permitted by applicable law, the Company reserves the right to place limits on transactions in your account until your identity is verified.

For your protection, when we receive an order from an investor, we take security precautions such as recording calls or requesting personalized security codes or other information. It is important to understand that as long as we take reasonable steps to ensure that an order to buy or sell shares is genuine, we are not responsible for any losses that may occur.

Your account may have telephone or online transaction privileges. If you do not plan on using these privileges, you can ensure that no one will ever be able to misuse them by declining the telephone and online privileges (either on your application or through subsequent notice to us). Another step you can take to help ensure account security is to verify the accuracy of all confirmation statements from us immediately after you receive them.

Policies About Transactions.

Business hours. The Funds are open for business each day the New York Stock Exchange (NYSE) is open. The price of each share class of each American Independence Fund is calculated every business day, as of the close of regular trading on the NYSE. The close of trading is typically 4 p.m. Eastern time, but sometimes can be earlier, as in the case of scheduled half-day trading or unscheduled suspensions of trading.

If the NYSE is closed because of an emergency, the Funds could be open for shareholder transactions if the Federal Reserve wire system is open, but they are not required to be open. You can find out if the Funds are open by calling 1-888-266-8787.

Determining when your order will be processed.  You can place an order to buy or sell shares at any time. A purchase request received by American Independence Funds before the close of regular trading on the New York Stock Exchange (generally 4 p.m. Eastern Time) that has been determined to be in “good order” will be processed at that day’s NAV plus any applicable sale charge or redemption fee. Because any order you place through an investment advisor has to be forwarded to American Independence Funds before it can be processed, you’ll need to allow extra time. A representative of your financial advisor should be able to tell you when your order will be processed. It is the responsibility of your financial advisor to forward your order to the transfer agent in a timely manner.

Wire transaction policies.  Wire transactions are generally completed within 24 hours of when you place your order. The Funds can only send wires of $1,000 or more and may only accept wires of $1,000 or more.

Other Rights We Reserve.  You should be aware that we may do any of the following:

•         reject your account application if you fail to give us a correct Social Security or other tax ID number

•         withhold a percentage of your distributions as required by federal tax law if we have been notified by the IRS that you are subject to backup withholding, or if you fail to give us a correct taxpayer ID number or certification that you are exempt from backup withholding

•         close your account and send you the proceeds if the value of your account falls below $1,000 as a result of withdrawals (as opposed to market activity); however, before we close your account, we will give you 30 days’ notice so you can either increase your balance or close your account

•         pay you for shares you sell by “redeeming in kind,” that is, by giving you marketable securities rather than cash (which typically happens only with very large redemptions); in such a case, you will continue to bear the risks associated with these securities as long as you own them, and when you sell these portfolio securities, you may pay brokerage charges.

•         change, add, or withdraw various services, fees and account policies at any time (for example, we may adjust the minimum amounts for fund investments or wire transfers, or change the policies for telephone orders)

•         suspend or delay redemptions during times when the NYSE is unexpectedly closed, when trading is restricted, or when an emergency prevents the fund from trading portfolio securities or pricing its shares

•         withdraw or suspend the offering of shares at any time

•         reject any order we believe may be fraudulent or unauthorized

•         reject or limit purchases of shares for any reason

•         reject a telephone redemption if we believe it is advisable to do so

Share certificates.  We do not issue share certificates.

Our “One Copy Per Household” Policy.  We typically send just one copy of any shareholder report and prospectus to each household. If the members of your household prefer to receive their own copies, please contact your financial advisor call 1-888-266-8787.

Limits on Exchanges, Purchases, and Redemptions.  Exchanges are a shareholder privilege, not a right. We may modify or terminate the exchange privilege, giving shareholders 60 days’ notice if the changes are material. During unusual circumstances we may suspend the exchange privilege temporarily for all shareholders without notice.

At any time and without prior notice, we may suspend, limit, or terminate the exchange privilege of any shareholder who makes more than 12 exchanges in a calendar year or otherwise demonstrates what we believe is a pattern of “market timing.” We may also reject or limit purchase orders, for these or other reasons.

The Trust's Board has adopted policies and procedures designed to detect and deter frequent purchases and redemptions of Fund shares or excessive or short- term trading that may disadvantage long-term Fund shareholders. The Fund reserves the right to restrict, reject or cancel, without any prior notice, any purchase or exchange order for any reason, including any purchase or exchange order accepted by any shareholder's financial intermediary.

Risks Associated with Excessive or Short-Term Trading To the extent that the Funds or agents are unable to curtail excessive trading practices in the Fund, these practices may interfere with the efficient management of a Fund’s portfolio, and may result in the Fund engaging in certain activities to a greater extent than it otherwise would, such as maintaining higher cash balances, using its line of credit and engaging in portfolio transactions. Increased portfolio transactions and use of the line of credit would correspondingly increase the Fund's operating costs and decrease the Fund's investment performance; maintenance of a higher level of cash balances would likewise result in lower fund investment performance during periods of rising markets.

Purchases and exchanges of shares of a Fund should be made for investment purposes only. The Funds reserve the right to reject any purchase request (including the purchase portion of any exchange) by any investor or group of investors for any reason without prior notice, including, in particular, if they believe the trading activity in the account(s) would be harmful or disruptive to a Fund. If a Fund or the Transfer Agent believes that a shareholder or financial intermediary has engaged in market timing or other excessive, short-term trading activity, it may, in its discretion, request that the shareholder or financial intermediary stop such activities or refuse to process purchases or exchanges in the accounts. In its discretion, a Fund or the Transfer Agent may restrict or prohibit transactions by such identified shareholders or intermediaries. In making such judgments, a Fund and the Transfer Agent seek to act in a manner that they believe is consistent with the best interests of all shareholders.

The Funds and the Transfer Agent also reserve the right to notify financial intermediaries of a shareholder's trading activity. The Funds may also permanently ban a shareholder from opening new accounts or adding to existing accounts in the Funds. Transactions placed in violation of the Funds’ excessive trading policy are not deemed accepted by the Funds and may be canceled or revoked by a Fund on the next business day following receipt by a Fund.

Shareholders seeking to engage in excessive trading practices may deploy a variety of strategies to avoid detection, and, despite the efforts of the Fund to prevent their excessive trading, there is no guarantee that the Funds or their agents will be able to identify such shareholders or curtail their trading practices. The ability of the Funds and their agents to detect and curtail excessive trading practices may also be limited by operational systems and technological limitations. Because the Funds will not always be able to detect frequent trading activity, investors should not assume that the Fund will be able to detect or prevent all frequent trading or other practices that disadvantage the Fund. For example, the ability of the Fund to monitor trades that are placed by omnibus or other nominee accounts is severely limited in those instances in which the financial intermediary, including a financial adviser, broker or retirement plan administrator, maintains the record of the Fund's underlying beneficial owners. Omnibus or other nominee account arrangements are common forms of holding shares of the Fund, particularly among certain financial intermediaries such as financial advisers, brokers or retirement plan administrators. These arrangements often permit the financial intermediary to aggregate their clients' transaction and ownership positions that does not identify the particular underlying shareholder(s) to the Fund. If excessive trading is detected in an omnibus account, the Fund may request that the financial intermediary or plan sponsor take action to prevent the particular investor or investors from engaging in that trading. Rejection of future purchases by a retirement plan because of excessive trading activity by one or more plan participants is likely to impose adverse consequences on the plan and on other participants who did not engage in excessive trading. To avoid these consequences, for retirement plans, the Fund generally will communicate with the financial intermediary or plan sponsor and request that the financial intermediary or plan sponsor take action to cause the excessive trading activity by that participant or participants to cease. If excessive trading activity recurs, the Fund may refuse all future purchases from the plan, including those of plan participants not involved in the activity.

The identification of excessive trading activity involves judgments that are inherently subjective and the above actions alone or taken together with other means by which the Funds seek to discourage excessive trading (through the use of redemption fees, for example) cannot eliminate the possibility that such trading activity in a Fund will occur.

Tax-Advantaged Investment Plans.  A full range of retirement and other tax-advantaged investment plans is available directly from American Independence Funds or from your financial advisor, including IRA, SEP, 401(k), Coverdale Education Savings Accounts and pension plans. All Funds and all share classes are eligible for investment in tax-advantaged accounts.

For information about the plans, including the features, fees, and limitations, call 1-888-266-8787 or speak with your financial advisor. Before choosing and maintaining a tax-deferred plan, you may also want to consult your tax advisor.

If You Cannot Reach Us By Phone.  Although we strive to provide a high level of service to our investors, during times of extraordinary market activity or other unusual circumstances it may be difficult to reach us by telephone. In such a case, you will need to place orders in writing, as described on pages 16 and 17 of this Prospectus.

Calculating Share Price

How the Fund calculates share prices. The price at which you buy and sell shares of the Fund is the net asset value per share (NAV) for the share class and fund involved. We calculate a NAV for each fund and share class every day the Funds are open for business. With each fund, to calculate the NAV for a given share class, we add up the total assets for that share class, subtract its total liabilities, and divide the result by the number of shares outstanding.

How the Fund values its holdings We typically value securities using market quotations or information furnished by a pricing service. However, when market quotations are not available, or when we have reason to believe that available quotations may not be accurate, we may value securities according to methods that are approved by the Funds’ Board of Trustees and which are intended to reflect fair value. Fair valuation involves subjective judgments and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security.

For example, we may use fair value methods if a security’s value is believed to have been materially affected by a significant event, such as a natural disaster, a bankruptcy filing, or a substantial fluctuation in domestic or foreign markets, that occurs after the close of the security’s major trading exchange. In such a case, a fund’s value for a security is likely to be different from the last quoted market or pricing service price.

Distribution and Service (12b-1) Fee Plan

Each of the American Independence Funds has adopted a plan that allows its Class A and Class C Shares to pay a distribution and service fee, as defined by the Financial Industry Regulatory Authority (FINRA), from its assets for selling and distributing its shares. Each fund can pay distribution and service fees at an annual rate of up to 0.50% of its Class A Share assets, and up to 1.00% of its Class C Share assets. These fees consist of up to 0.25% for distribution services and expenses of the Class A and Class C assets, and up to 0.25% for services, as defined by FINRA of Class A assets and up to 0.75% of Class C assets. Because 12b-1 fees are paid on an ongoing basis, over time they increase the cost of your investment.

Your financial representative may be paid a fee when you buy shares and may receive different levels of compensation depending upon which class of shares you buy. In addition to these payments, the fund’s advisor may provide compensation to financial representatives for distribution, administrative and promotional services.

The financial intermediary through whom you purchase or hold your shares may receive all or a portion of the sales charges, Rule 12b-1 distribution fees and shareholder servicing fees, to the extent applicable and as described above. In addition, AIFS, out of its own resources, may make additional cash payments to certain financial intermediaries as incentives to market the funds or to cooperate with AIFS’ promotional efforts or in recognition of their marketing, transaction processing and/or administrative services support (“Distribution Related Payments”). This compensation from AIFS is not reflected in the fees and expenses listed in the fee table section of the Fund’s prospectus because it is not paid by the Funds. AIFS compensates financial intermediaries differently depending upon the level and/or type of marketing and administrative support provided by the financial intermediary. In the case of any one financial intermediary, Distribution Related Payments generally will not exceed the sum of 0.15% of that financial intermediary’s total sales of the Funds, and 0.15% of the total assets of these funds attributable to that financial intermediary, on an annual basis.

A number of factors are considered in determining the amount of these Distribution Related Payments, including each financial intermediary's Funds sales, assets, and redemption rates as well as the willingness and ability of the financial intermediary to give AIFS access to its Investment Representatives for educational and marketing purposes. In some cases, financial intermediaries will include the Funds on a “preferred list.” AIFS' goals include making the investment representatives who interact with current and prospective investors and shareholders more knowledgeable about the Funds so that they can provide suitable information and advice about the Funds and related investor services. Additionally, AIFS may provide payments to reimburse directly or indirectly the costs incurred by these financial intermediaries and their associated Investment Representatives in connection with educational seminars and “due diligence” or training meetings and marketing efforts related to the Funds for the firms' employees and/or their clients and potential clients. The costs and expenses associated with these efforts may include travel, lodging, entertainment, meals and conferences.

Payments may also be made by the Funds or AIFS to financial intermediaries to compensate or reimburse them for administrative or other shareholder services provided such as sub-transfer agency services for shareholders or retirement plan participants, omnibus accounting or sub-accounting, participation in networking arrangements, account set-up, recordkeeping and other services (“Service Related Payments). Payments may also be made for administrative services related to the distribution of the Funds’ shares through the financial intermediary. Firms that may receive servicing fees include retirement plan administrators, qualified tuition program sponsors, banks and trust companies and others. These fees may be used by the service provider to offset or reduce fees that would otherwise be paid directly to them by certain account holders, such as retirement plans.

These payments may provide an additional incentive to financial intermediaries to actively promote the Funds or cooperate with AIFS’ promotional efforts. Your financial intermediary may be paid a fee when you buy shares and may receive different levels of compensation depending upon which class of shares you buy. Your financial intermediary may charge you additional fees or commissions other than those disclosed in this Prospectus. You can find further details in the SAI about the payments made by AIFS and the services provided by your financial intermediary. You should ask your financial intermediary for details about any such payments it receives from AIFS or any other fees or expenses it charges.

Distribution Related Payments.  In the case of any one financial intermediary, Distribution Related payments generally will not exceed the sum of 0.15% of that financial intermediary’s total sales of the Funds, and 0.15% of the total assets of these funds attributable to that financial intermediary, on an annual basis.

Dividends, Distributions and Taxes

Any income a Fund receives is paid out, less expenses, in the form of dividends to its shareholders. Dividends on the NestEgg 2010 Fund are paid monthly. Dividends on the NestEgg 2020, NestEgg 2030 and NestEgg 2040 Funds are paid annually. Capital gains for all Funds are distributed at least annually. Dividends and distributions are treated in the same manner for federal income tax purposes whether you receive them in cash or in additional shares.

An exchange of shares is considered a sale, and any related gains may be subject to applicable taxes.

Dividends are taxable as ordinary income except that a portion might be a long-term capital gain distribution. The tax rate on long-term capital gains is lower than ordinary income. You will receive a long- term capital gain distribution if the Fund sells securities that have been held for more than one year; the length of time you have held shares of the Fund does not matter for this purpose. Your holding period for Fund shares matters only when you sell your Fund shares. Dividends are taxable in the year for which they are paid, even if they appear on your account statement in the following year.

You will be notified in January each year about the federal tax status of distributions made by the Fund. Depending on your residence for tax purposes, distributions also may be subject to state and local taxes, including withholding taxes.

Foreign shareholders may be subject to special withholding requirements. There is a penalty on certain pre-retirement distributions from retirement accounts. Consult your tax adviser about the federal, state and local tax consequences in your particular circumstances.

Directed reinvestments. Generally, dividends and capital gains distributions are automatically reinvested in shares of the same fund and share class that paid the dividend or distribution. If you like, however, you can choose to have your dividends or distributions paid in cash. Simply complete the appropriate section on your new account application.

FINANCIAL HIGHLIGHTS

The financial highlights table helps you understand the Fund’s financial performance for the past five years or the life of the Fund or Class, if less than five years.

Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that you would have earned or lost on an investment in shares of the American Independence Funds, the predecessor to the new American Independence Funds (assuming reinvestment of all dividends and distributions). As a result of the reorganization, the funds will carry forward the performance history of the predecessor funds as the predecessor fund is the accounting survivor. Each share class will have different performance and different annual operating expenses.

The information below for the years ended October 31, 2006; October 31, 2007; October 31, 2008; and October 31, 2009 has been audited by Grant Thornton LLP, the Funds’ independent registered public accounting firm, whose report is included in the Funds’ annual report along with the Funds’ financial statements. Information for previous years and periods was audited by the predecessor funds’ independent registered public accounting firm. The annual report is available upon request.

NestEgg Funds
Financial Highlights
Selected data for a share outstanding throughout the period indicated.
	Per Share Data								Ratios/Supplemental Data
		Investment Operations			Distributions From

			Net	Increase					Total			Ratio of net
	Net Asset		realized and	(Decrease)					Return	Net Assets	Ratio of	investment	Ratio of
	Value	Net	unrealized	from	Net	Net		Net Asset	(excludes	at end of	expenses to	income to	expenses to	Portfolio
	Beginning	investment	gains	investment	investment	realized	Total	Value, End	sales	period	average net	average net	average net	turnover
	of Period	income	(losses)	operations	income	gains	Distributions	of Period	charge)*	(000's)	assets(d)**	assets**	assets(a)(d)**	rate(b)*

NestEgg 2010 Fund

Institutional Class Shares
For the year ended
10/31/2009	8.56	0.13	0.75	0.88	(0.20)	-	(0.20)	9.24	10.43%	16,903	0.58%	1.43%	2.37%	210%
10/31/2008	10.44	0 .38	(1.71)	(1.33)	(0.32)	(0.23)	(0.55)	8.56	(13.33%)	6,804	0.45%	3.90%	2.66%	88%
10/31/2007	10.39	0 .34	0 .39	0 .73	(0.33)	(0.35)	(0.68)	10.44	7.34%	6,270	0.83%	3.34%	2.73%	66%
10/31/2006 (c)	10.33	0 .34	0 .50	0 .84	(0.36)	(0.42)	(0.78)	10.39	8.55%	5,910	0.97%	3.33%	2.32%	191%
10/31/2005	10.51	0 .27	0 .08	0 .35	(0.27)	(0.26)	(0.53)	10.33	3.37%	5,779	1.00%	2.57%	2.47%	33%
Class A Shares
For the year ended
10/31/2009	8.50	0.09	0.73	0.82	(0.12)	-	(0.12)	9.20	10.02%	282	1.10%	0.96%	2.91%	210%
10/31/2008	10.38	0 .33	(1.71)	(1.38)	(0.27)	(0.23)	(0.50)	8.50	(13.84%)	344	0.95%	3.44%	3.10%	88%
10/31/2007	10.34	0 .29	0 .38	0 .67	(0.28)	(0.35)	(0.63)	10.38	6.75%	359	1.32%	2.84%	3.24%	66%
10/31/2006 (e)	10.28	0 .28	0 .50	0 .78	(0.30)	(0.42)	(0.72)	10.34	8.00%	314	1.48%	2.82%	2.81%	191%
10/31/2005	10.46	0 .21	0 .08	0 .29	(0.21)	(0.26)	(0.47)	10.28	2.80%	261	1.55%	2.01%	2.97%	33%
Class C Shares
For the year ended
10/31/2009	8.52	0 .04	0.75	0.79	(0.19)	-	(0.19)	9.12	9.46%	12	1.61%	0.44%	3.41%	210%
10/31/2008	10.38	0 .28	(1.72)	(1.44)	(0.19)	(0.23)	(0.42)	8.52	(14.31%)	11	1.45%	2.94%	3.63%	88%
10/31/2007	10.32	0 .24	0 .38	0 .62	(0.21)	(0.35)	(0.56)	10.38	6.24%	20	1.82%	2.35%	3.78%	66%
10/31/2006 (f)	10.18	0 .18	0 .18	0 .36	(0.22)	-	(0.22)	10.32	3.62%	19	1.95%	2.52%	3.34%	191%
NestEgg 2020 Fund

Institutional Class Shares
For the year ended
10/31/2009	8.29	0.13	0.74	0.87	(0.30)	-	(0.30)	8.86	10.91%	32,511	0.63%	1.67%	1.68%	190%
10/31/2008	11.75	0 .32	(3.05)	(2.73)	(0.26)	(0.47)	(0.73)	8.29	(24.63%)	27,445	0.55%	3.11%	1.23%	52%
10/31/2007	11.25	0 .25	0 .91	1.16	(0.25)	(0.41)	(0.66)	11.75	10.77%	34,942	0.85%	2.19%	1.24%	66%
10/31/2006 (c)	10.27	0 .26	0 .79	1.05	(0.07)	-	(0.07)	11.25	10.28%	31,147	0.97%	2.44%	1.40%	161%
10/31/2005	9.88	0 .20	0 .38	0.58	(0.19)	-	(0.19)	10.27	5.91%	30,078	0.97%	1.93%	1.75%	35%
Class A Shares
For the year ended
10/31/2009	8.22	0.08	0.75	0.83	(0.23)	-	(0.23)	8.82	10.40%	180	1.14%	1.16%	2.16%	190%
10/31/2008	11.65	0 .33	(3.09)	(2.76)	(0.20)	(0.47)	(0.67)	8.22	(24.98%)	155	1.05%	2.52%	1.71%	52%
10/31/2007	11.16	0 .18	0 .91	1.09	(0.19)	(0.41)	(0.60)	11.65	10.19%	351	1.35%	1.67%	1.74%	66%
10/31/2006 (e)	10.23	0 .22	0 .77	0.99	(0.06)	-	(0.06)	11.16	9.68%	269	1.48%	1.93%	1.89%	161%
10/31/2005	9.85	0 .14	0 .39	0.53	(0.15)	-	(0.15)	10.23	5.35%	259	1.53%	1.36%	2.26%	35%
Class C Shares
For the year ended
10/31/2009	8.16	0.05	0.73	0.78	(0.22)	-	(0.22)	8.72	9.86%	36	1.64%	0.68%	2.65%	190%
10/31/2008	11.59	0 .23	(3.04)	(2.81)	(0.15)	(0.47)	(0.62)	8.16	(25.47%)	34	1.55%	2.28%	2.22%	52%
10/31/2007	11.13	0 .13	0 .91	1.04	(0.17)	(0.41)	(0.58)	11.59	9.68%	8	1.85%	1.18%	2.25%	66%
10/31/2006 (f)	10.78	0 .10	0 .25	0.35	-	-	-	11.13	3.25%	7	1.95%	1.43%	2.22%	161%

NestEgg Funds
Financial Highlights, continued
Selected data for a share outstanding throughout the period indicated.
	Per Share Data								Ratios/Supplemental Data
		Investment Operations			Distributions From

			Net	Increase					Total			Ratio of net
	Net Asset		realized and	(Decrease)					Return	Net Assets	Ratio of	investment	Ratio of
	Value	Net	unrealized	from	Net	Net		Net Asset	(excludes	at end of	expenses to	income to	expenses to	Portfolio
	Beginning	investment	gains	investment	investment	realized	Total	Value, End	sales	period	average net	average net	average net	turnover
	of Period	income	(losses)	operations	income	gains	Distributions	of Period	charge)*	(000's)	assets(d)**	assets**	assets(a)(d)**	rate(b)*

NestEgg 2030 Fund

Institutional Class Shares
For the year ended
10/31/2009	7.28	0.12	0.79	0.91	(0.18)	-	(0.18)	8.01	12.94%	23,512	0.66%	1.74%	2.15%	187%
10/31/2008	11.42	0.19	(3.54)	(3.35)	(0.16)	(0.63)	(0.79)	7.28	(31.33%)	18,005	0.70%	2.14%	1.44%	29%
10/31/2007	11.46	0.16	1.23	1 .39	(0.15)	(1.28)	(1.43)	11.42	13.33%	22,684	0.90%	1.39%	1.44%	72%
10/31/2006 (c)	10.42	0.18	1.01	1 .19	(0.07)	(0.08)	(0.15)	11.46	11.51%	19,940	0.97%	1.64%	1.57%	165%
10/31/2005	9.82	0.14	0.60	0 .74	(0.14)	-	(0.14)	10.42	7.59%	17,778	1.00%	1.45%	1.90%	43%
Class A Shares
For the year ended
10/31/2009	7.19	0.06	0.81	0.87	(0.14)	-	(0.14)	7.92	12.41%	467	1.15%	1.26%	2.64%	187%
10/31/2008	11.30	0.16	(3.54)	(3.38)	(0.10)	(0.63)	(0.73)	7.19	(31.76%)	330	1.20%	1.64%	1.91%	29%
10/31/2007	11.35	0.09	1.24	1 .33	(0.10)	(1.28)	(1.38)	11.30	12.83%	524	1.38%	0.88%	1.95%	72%
10/31/2006 (e)	10.36	0.12	1.00	1 .12	(0.05)	(0.08)	(0.13)	11.35	10.95%	386	1.48%	1.10%	2.05%	165%
10/31/2005	9.78	0.09	0.59	0 .68	(0.10)	-	(0.10)	10.36	6.96%	252	1.55%	0.86%	2.42%	43%
Class C Shares
For the year ended
10/31/2009	7.12	0.05	0.77	0.82	(0.11)	-	(0.11)	7.83	11.83%	252	1.66%	0.75%	3.15%	187%
10/31/2008	11.23	0.13	(3.54)	(3.41)	(0.07)	(0.63)	(0.70)	7.12	(32.16%)	206	1.70%	1.23%	2.41%	29%
10/31/2007	11.31	0.04	1.22	1.26	(0.06)	(1.28)	(1.34)	11.23	12.14%	1 0	1.87%	0.37%	2.45%	72%
10/31/2006 (f)	11.00	0.03	0.28	0.31	-	-	-	11.31	2.82%	7	1.95%	0.42%	2.40%	165%
NestEgg 2040 Fund

Institutional Class Shares
For the year ended
10/31/2009	7.16	0.11	0.92	1.03	(0.14)	(0.06)	(0.20)	7.99	14.99%	28,166	0.74%	1.67%	1.99%	190%
10/31/2008	11.83	0.16	(3.98)	(3.82)	(0.12)	(0.73)	(0.85)	7.16	(34.50%)	18,907	0.75%	1.70%	1.41%	21%
10/31/2007	11.74	0.12	1.44	1.56	(0.10)	(1.37)	(1.47)	11.83	14.69%	23,388	0.90%	1.01%	1.40%	70%
10/31/2006 (c)	10.45	0.13	1.22	1.35	(0.06)	-	(0.06)	11.74	12.97%	21,426	0.97%	1.23%	1.54%	164%
10/31/2005	9.67	0.10	0.80	0.90	(0.12)	-	(0.12)	10.45	9.29%	18,156	1.00%	0.98%	1.90%	48%
Class A Shares
For the year ended
10/31/2009	7.04	0.08	0.90	0.98	(0.09)	(0.06)	(0.15)	7.87	14.39%	622	1.24%	1.20%	2.49%	190%
10/31/2008	11.63	0.12	(3.91)	(3.79)	(0.07)	(0.73)	(0.80)	7.04	(34.76%)	482	1.25%	1.21%	1.88%	21%
10/31/2007	11.57	0.06	1.42	1.48	(0.05)	(1.37)	(1.42)	11.63	14.11%	783	1.40%	0.49%	1.91%	70%
10/31/2006 (e)	10.34	0.08	1.20	1.28	(0.05)	-	(0.05)	11.57	12.38%	637	1.48%	0.65%	2.02%	164%
10/31/2005	9.60	0.05	0.78	0.83	(0.09)	-	(0.09)	10.34	8.63%	395	1.55%	0.40%	2.41%	48%
Class C Shares
For the year ended
10/31/2009	7.01	0.05	0.87	0.92	(0.08)	(0.06)	(0.14)	7.79	13.58%	26	1.74%	0.70%	2.99%	190%
10/31/2008	11.57	0.06	(3.89)	(3.83)	-	(0.73)	(0.73)	7.01	(35.11%)	21	1.75%	0.71%	2.11%	21%
10/31/2007	11.54	- ^	1.42	1.42	(0.02)	(1.37)	(1.39)	11.57	13.49%	18	1.89%	(0.09%)	2.42%	70%
10/31/2006 (f)	11.23	- ^	0.31	0.31	-	-	-	11.54	2.76%	7	1.95%	(0.01%)	2.35%	164%

(a) During the period certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.
(b) Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
(c) Prior to March 2, 2006, Institutional Class Shares were named Service Shares.
(d) Does not include expenses of the investment companies in which the Funds invested.
(e) Prior to March 2, 2006, Class A Shares were named Premium Shares.
(f) Class C Shares commenced operations on March 15, 2006.
* Not annualized for periods less than one year.
** Annualized for periods less than one year.
^ Less than $0.005 per share.

SERVICE PROVIDERS

Management and support services are provided to the Funds by several organizations.

Investment Adviser and Administrator:

American Independence Financial Services, LLC

335 Madison Avenue, Mezzanine
New York, NY 10017

Custodians:

 INTRUST Bank NA
105 North Main Street
Wichita, Kansas 67202

BNY Mellon Asset Servicing

One Boston Place, 11th Floor

AIM 024-0112

Boston, MA 02108

Transfer Agent:

Boston Financial Data Services
30 Dan Road
Canton, MA 02021

Distributor:

Foreside Distribution Services, L.P.
Ground Floor
Two Portland Square
Portland, ME 04101

Fund Accounting Agent and Sub-Administrator:

JPMorgan Worldwide Securities Services

303 Broadway, Suite 900

Cincinnati, OH  45202

NOTICE OF PRIVACY POLICY & PRACTICES

American Independence Funds Trust recognizes and respects the privacy concerns and expectations of our customers(1).

We provide this notice to you so that you will know what kinds of information we collect about our customers and the circumstances in which that information may be disclosed to third parties who are not affiliated with the American Independence Funds.

Collection of Customer Information

We collect nonpublic personal information about our customers from the following sources:

  Account Applications and other forms, which may include a customer’s name, address, social security number, and information about a customer’s investment goals and risk tolerance;
  Account History, including information about the transactions and balances in a customer’s accounts; and
  Correspondence, written, telephonic or electronic between a customer and American Independence Funds or service providers to the American Independence Funds.

Disclosure of Customer Information

We may disclose all of the information described above to certain third parties who are not affiliated with the American Independence Funds under one or more of these circumstances:

  As Authorized — if you request or authorize the disclosure of the information.
  As Permitted by Law — for example, sharing information with companies who maintain or service customer accounts for the American Independence Funds is permitted and is essential for us to provide shareholders with necessary or useful services with respect to their accounts.
  Under Joint Agreements — we may also share information with companies that perform marketing services on our behalf or to other financial institutions with whom we have joint marketing agreements.

Security of Customer Information

We require service providers to the American Independence Funds:

  to maintain policies and procedures designed to assure only appropriate access to, and use of information about customers of the American Independence Funds; and
  to maintain physical, electronic and procedural safeguards that comply with federal standards to guard non public personal information of customers of the American Independence Funds.

We will adhere to the policies and practices described in this notice regardless of whether you are a current or former shareholder of American Independence Funds.

(1)     For purposes of this notice, the terms ‘‘customer’’ or ‘‘customers’’ includes individuals who provide nonpublic personal information to American Independence Funds, but do not invest in American Independence Funds shares.

ADDITIONAL INFORMATION

You will find more information about the Funds in the following documents:

Annual and Semi-Annual Reports

The Funds’ annual and semi-annual reports, when available will contain additional information on each Fund’s investments. In the annual report you will find a discussion of the market conditions and investment strategies that had a significant effect on the Funds’ performance during the last fiscal year.

Statement of Additional Information (SAI)

The SAI contains detailed information about the Funds including their operations and investment policies. It is incorporated by reference and is legally considered to be a part of this prospectus.

Portfolio Holdings:  A complete description of the Funds’ policies and procedures with respect to the disclosure of the each Fund’s portfolio securities is available in the Funds’ SAIs.

You can get a free copy of these documents, request other information about the Funds and make shareholder inquiries by calling 1-888-266-8787, visiting the Funds’ website at www.nesteggfunds.com or writing to:

NestEgg Target Date Funds

335 Madison Avenue, Mezzanine

New York, NY 10017

1-866-410-2006

www.nesteggfunds.com

If you buy your shares through a financial institution, you may contact your institution for more information.

>      You may review and obtain copies of the Funds’ documents by visiting the Public Reference Room at the Securities and Exchange Commission (the “Commission”) in Washington, DC. You may also obtain copies of the Funds’ documents after paying a duplicating fee by writing to the Commission’s Public Reference Section, Washington, DC 20549-0102 or by electronic request to publicinfo@sec.gov. Information on the operation of the Public Reference Room may be obtained by calling the Commission at (202) 942-8090.

>      Reports and other information about the Funds are also available on the EDGAR Database on the SEC’s website at http://www.sec.gov.

The Funds’ Investment Company Act File No. is 811-21757.

NE 030110